Exhibit 99.1

PLX TECHNOLOGY, INC.
EMPLOYEE STOCK OWNERSHIP PLAN

i

v

PLX TECHNOLOGY, INC. EMPLOYEE STOCK OWNERSHIP PLAN

ARTICLE I

GENERAL

1.1 Nature of Plan

(a) The Plan is intended to be a stock bonus employee stock ownership plan, as defined by Section 4975(e)(7) of the Internal Revenue Code of 1986, as amended (the “Code”) and a plan qualified under Code Section 401(a), designed to invest primarily in Company Stock.

(b) The Plan is intended to enable Eligible Employees to participate in stock ownership of the Company through participation in the Plan and the Accounts maintained thereunder.

(c) The Plan and its trust are intended to be qualified and tax exempt under Code Sections 401(a) and 501(a).

1.2 Name of the Plan and Trust.  The Plan, as set forth herein, shall be known as the “PLX Technology, Inc. Employee Stock Ownership Plan” and the Trust established in connection with this Plan shall be known as the “PLX Technology, Inc. Employee Stock Ownership Trust.”

1.3 Effective Date.  The effective date of this Plan is January 1, 2009.

1.4 Defined Terms.  All capitalized terms used in this Plan shall have the meaning set forth in Article II, unless the context clearly indicates otherwise or such terms are not defined in Article II.

ARTICLE II

DEFINITIONS

2.1 401(k) Plan.  “401(k) Plan” shall mean the PLX Technology, Inc. 401(k) Plan.

2.2 Account.  “Account” shall mean a Participant’s Account in the ESOP, including subaccounts, if any, established thereunder from time to time, representing his or her interest in the Trust Fund

2.3 Affiliated Company.  “Affiliated Company” shall mean any corporation which is a member of a controlled group of corporations (as defined in Code Section 414(b)) that includes the Company; any trade or business (whether or not incorporated) that is under common control (as defined in Code Section 414(c)) with the Company; any organization (whether or not incorporated) that is a member of an affiliated service group (as defined in Code Section 414(m)) which includes the Company; and any other entity required to be aggregated with the Company pursuant to regulations under Code Section 414(o).

2.4 Alternate Payee.  “Alternate Payee” shall mean an individual awarded a portion of a Participant’s benefits under the Plan pursuant to a qualified domestic relations order, as defined in Code Section 414(p).  Any limitation or condition imposed by the Plan upon a Participant or his or her rights hereunder shall, unless expressly indicated otherwise, also serve to limit or condition the rights of an Alternate Payee of the Participant’s Account(s).

2.5 Anniversary Date.  “Anniversary Date” shall mean the last day of each Plan Year.

2.6 Annual Additions.  “Annual Additions” shall have the meaning assigned to it in Section 9.2 herein.

2.7 Approved Absence.  “Approved Absence” shall mean a leave of absence approved for an Employee under the uniform leave of absence policy maintained by the Employer employing such Employee.

2.8 Beneficiary.  “Beneficiary” shall mean the person or persons, natural or otherwise, designated by a Participant in accordance with Section 8.6 to receive any benefit payable under the Plan in the event of the Participant’s death.  To be effective, any such designation and any alteration or revocation thereof shall be in writing, in such form as the Committee may prescribe, and shall be filed with the Committee prior to the Participant’s death.  If at the time a death benefit becomes payable no designation of Beneficiary is on file with the Committee, or if the designated Beneficiary does not survive the Participant, the Beneficiary shall be the Participant’s surviving spouse, or in the event there is no such surviving spouse, the Participant’s estate.

2.9 Board of Directors.  “Board of Directors” shall mean the Board of Directors of the Company, as such Board of Directors may be constituted from time to time.

2.10 Break in Service.  “Break in Service” or “Break” shall have different meanings, one in connection with eligibility to Participate in the Plan and the other for all other purposes:

(a) Solely for purposes of determining whether a Break in Service for eligibility purposes has occurred, a Break in Service means any “computation period” for purposes of determining a Year of Eligibility Service during which an Employee completes fewer than 501 Hours of Service, except that no person shall incur a Break in Service solely by reason of temporary absence during an Approved Absence if his or her employment is not otherwise terminated during such period.  An Employee who is absent from work for maternity or paternity reasons shall receive credit for the Hours of Service (solely for purposes of determining whether a one-year Break in Service has occurred) which would otherwise have been credited to such Participant but for such absence, or in any case in which such hours cannot be determined, 8 hours of service per day of such absence.  Hours of Service under this Section 2.10(a) shall be credited (i) in the computation period in which the absence begins if the crediting is necessary to prevent a Break in Service in that period, or (ii) in all other cases, in the following computation period.

(b) For all other purposes, including a Year of Service for vesting purposes, a Break in Service means a Period of Severance of not less than twelve consecutive months except if an Employee is absent for military duty or for maternity or paternity reasons.  If an Employee is absent for maternity or paternity reasons, the twelve-consecutive month period beginning on the first anniversary of the first date of such absence shall not constitute a Break in Service.

(c) For purposes of this Section 2.10, an absence from work for maternity or paternity reasons means an absence (i) by reason of the pregnancy of the individual, (ii) by reason of a birth of a child of the individual, (iii) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (iv) for purposes of caring for such child for a period beginning immediately following such birth or placement.  Notwithstanding the foregoing, a period of absence from employment shall not be regarded as maternity or paternity leave if the Participant shall fail to comply with a request by the Participant’s Employer to furnish the Plan Administrator such timely information as may be reasonably required to establish that the absence from employment was for a reason set forth above and the number of days for which there was such an absence.

(d) In the case of a Participant who is absent from work during an approved leave of absence granted to such Participant pursuant to the Family and Medical Leave Act, the twelve (12) consecutive month period beginning on the first anniversary of the first day of such absence shall not constitute a Break in Service if the Participant returns to work for the Company at the end of such leave of absence.

(e) An Employee absent due to military service, who returns to service with an Employer or an Affiliated Company within the period mandated by USERRA, will be reinstated as without a Break in Service for the entire period of absence due to or necessitated by the military service.

2.11 Change in Control.  “Change in Control” shall mean and include each of the following:

(a) A transaction or series of transactions (other than an offering of the Company Stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its subsidiaries, an employee benefit plan maintained by the Company or any of its subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or

(b) During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board of Directors together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in Sections 2.11(a) or 2.11(c)) whose election by the Board of Directors or nomination for election by the Company’s shareholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(c) The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (i) a merger, consolidation, reorganization, or business combination or (ii) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (iii) the acquisition of assets or stock of another entity, in each case other than a transaction:

(i) Which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

(ii) After which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section 2.11(c)(ii) as beneficially owning 50% or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or

(d) The Company’s shareholders approve a liquidation or dissolution of the Company.

The Committee shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control of the Company has occurred pursuant to the above definition, and the date of the occurrence of such Change in Control and any incidental matters relating thereto.

2.12 Code.  “Code” shall mean the Internal Revenue Code of 1986, as amended, and the regulations thereunder.  Reference to a specific section of the Code shall be deemed also to refer to any applicable regulations under such section, and also shall include any comparable provisions of future legislation that amend, supplement or supersede that specific section.

2.13 Committee.  “Committee” shall mean the ESOP Administrative Committee established under the provisions of Article X.

2.14 Company.  “Company” shall mean PLX Technology, Inc., a Delaware corporation, or any successor company.

2.15 Company Stock.  “Company Stock” shall mean common stock and other classes of stock issued by the Company, provided such stock is a “qualifying employer security” within the meaning of Code Section 409(1).

2.16 Compensation.

(a) Compensation.  “Compensation” except for “Section 415 Compensation” as defined in Section 9.4 shall mean all amounts received in cash by a Participant from an Employer including salary, wages, shift differential, overtime pay, vacation, holiday and sick pay, bonuses, variable compensation, commissions, jury or military duty pay, elective deferrals (as defined in Code Section 402(g)(3)) and any amount which is contributed or deferred by the Company at the election of the Employee and which is not includible in the gross income of the Employee by reason of Code Sections 125, 132(f), or 402(g).  However, Compensation shall not include amounts included in the Participant’s gross income with respect to the grant or exercise of stock options, grant of restricted stock, lapse of restrictions on restricted stock, dividends paid on restricted stock, dividends paid on Company Stock held by the Plan, amounts included in the Participant’s gross income in respect of group term life insurance exceeding $50,000, automobile allowances, moving expense allowances, tax differentials, cost of living differentials and other expense reimbursements.

(b) Limit for Purposes of Allocations.  In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, the annual Compensation of each Participant taken into account under Section 6.1 shall not exceed $150,000.

(c) Annual Compensation Limit.  In no event shall a Participant’s annual Compensation taken into account under the Plan exceed the dollar limitation under Code Section 401(a)(17), as adjusted in accordance with Code Section 401(a)(17)(B).  The cost-of-living adjustment in effect for a calendar year applies to any period not exceeding 12 months over which Compensation is determined beginning in such calendar year.

2.17 Defined Contribution Plan.  “Defined Contribution Plan” means the Plan and any other defined contribution plan within the meaning of Code Section 415(k) maintained by the Company or any Affiliated Company.

2.18 Direct Rollover.  A “Direct Rollover” means a trustee-to-trustee payment by the Plan to an Eligible Retirement Plan or to an independent retirement account in accordance with Section 8.8(b) hereof, as specified by the Distributee.

2.19 Disability.  “Disability” means that a Participant is determined to be disabled under the Company’s long term disability plan as in effect on the date the determination is made.

2.20 Distributee.  A “Distributee” means a Participant or former Participant, a deceased Participant’s or former Participant’s surviving spouse and the Participant’s or former Participant’s spouse or former spouse who is an Alternate Payee.

2.21 Distribution Calendar Year.  “Distribution Calendar Year” means a calendar year for which a minimum distribution is required.

2.22 Effective Date.  “Effective Date” means January 1, 2009.

2.23 Eligible Employee.

(a) “Eligible Employee” shall mean an Employee who is eighteen (18) years or older.

(b) The term “Eligible Employee” shall exclude

(i) any Employee who is a resident of a country other than the United States;

(ii) any Employee who is covered by a collective bargaining agreement to which an Employer is a party if there is evidence that retirement benefits were the subject of good faith bargaining between the Employer and the collective bargaining representative, unless the collective bargaining agreement provides for participation in this Plan;

(iii) a “leased employee,” within the meaning of Code Section 414(n); and

(iv) any individual recorded on the books and records of an Employer as an independent contractor, a worker provided by a temporary staffing agency, or an individual with respect to whom a written agreement governing the relationship between such person and the Employer provides in substance that such person shall not be an Eligible Employee hereunder.

(c) The preceding provisions of this Section 2.23 shall be given effect notwithstanding any classification or reclassification of an individual as an Employee or common law employee of an Employer or as a member of any other category of individuals not excluded under the preceding provisions of this Section 2.23 by reason of action taken by any tax or other governmental authority.  In the event that an individual rendering services to an Employer in an excluded category is classified or reclassified by reason of action taken by any tax authority, other governmental authority, or by an Employer, such individual shall continue to be excluded under this Plan unless specifically included hereunder by the terms of an amendment to this Plan.

2.24 Eligible Retirement Plan.  “Eligible Retirement Plan” is defined in Section 8.8(a).

2.25 Eligible Rollover Distribution.  “Eligible Rollover Distribution” is defined in Section 8.8(b).

2.26 Employee.  “Employee” shall mean any individual employed by an Employer, but excluding any person employed as an independent contractor.  Employee includes leased employees within the meaning of Code Sections 414(n)(2) and 414(o)(2), unless such leased employees are covered by a plan described in Code Section 414(n)(5) and such leased employees do not constitute more than 20% of the Employer’s non-highly compensated work force.

2.27 Employer.  “Employer” shall mean the Company and any Affiliated Company operating in the United States that is not excluded as an Employer by action of the Board of Directors.

2.28 ERISA.  “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

2.29 ESOP Suspense Subfund.  “ESOP Suspense Subfund” shall mean the subfund established under Section 6.2 hereof as part of the Trust Fund to hold Company Stock purchased with the proceeds of an Exempt Loan pending the allocation of such Company Stock to individual Accounts.

2.30 Exchange Act.  “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

2.31 Exempt Loan.  “Exempt Loan” shall mean any loan to the Plan or Trust not prohibited by Code Section 4975(c), including a loan which meets the requirements set forth in Code Section 4975(d)(3), the proceeds of which are used to finance the acquisition of Company Stock or refinance such a loan.

2.32 Exercise Date.  “Exercise Date” shall mean the date on which a put option is exercised.

2.33 5% Owner.  “5% Owner” shall mean an individual defined as a 5-percent owner in Code Section 416(i)(1).

2.34 Highly Compensated Employee.

(a) “Highly Compensated Employee” shall mean any Employee who

(i) was a 5% Owner at any time during the Plan Year or the preceding Plan Year, or

(ii) for the preceding Plan Year, received compensation (within the meaning of Code Section 415(c)(3)) from the Company and any Affiliated Company in excess of $100,000 (as adjusted at the same time and in the same manner as under Code Section 415(d)) during the preceding Plan Year, without regard to whether the Employee was in the “top-paid group” of Employees (as defined in regulations under Code Section 414(q)(3)) for such preceding year.

(b) Determination of a Highly Compensated Employee shall be in accordance with the following definitions and special rules:

(i) An Employee shall be treated as a 5% owner for any Plan Year if at any time during such Plan Year such Employee was a 5% owner.

(ii) A former Employee shall be treated as a Highly Compensated Employee if such Employee was a Highly Compensated Employee when such Employee had a Separation from Service, or such Employee was a Highly Compensated Employee at any time after attaining age fifty-five (55).

(iii) Code Sections 414(b), (c), (m), and (o) shall be applied before the application of this Section.

(c) To the extent permissible under Code Section 414(q), the Committee may determine which Employees shall be categorized as Highly Compensated Employees by applying a simplified method prescribed by the Internal Revenue Service.

2.35 Hour of Service.

(a) “Hour of Service” shall mean, with respect to an Employee:

(i) Each hour for which the Employee is paid, or entitled to payment for the performance of duties for any Employer.  These hours shall be credited to the Employee for the computation period in which the duties are performed.

(ii) Each hour for which an Employee is directly or indirectly paid, or entitled to payment, by any Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including Disability), layoff, jury duty, military duty or leave of absence.  For purposes of this subparagraph (ii), an individual shall not be credited with Hours of Service on account of payments made or due under a plan maintained solely for the purpose of complying with applicable workers compensation or unemployment compensation or disability insurance laws or which solely reimburses an individual for medical or medically related expenses incurred by an individual.  For purposes of a Year of Eligibility Service, no more than five hundred one (501) Hours of Service shall be credited under this paragraph for any single continuous period (whether or not such period occurs in a single computation period).

(iii) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Company or an Affiliated Company with such hours to be credited to the individual for the computation period or periods to which the award or agreement pertains rather than the computation period in which the agreement or payment is made.  The same Hours of Service shall not be credited both under Section 2.35(a)(i) or (ii), as the case may be, and under this Section 2.35(a)(iii).

(iv) Hours of Service under Sections 2.35(a)(i) and (iii) hereof shall be determined and credited in accordance with Paragraphs (b) and (c) of Department of Labor Regulation Section 2530.200b-2 or any successor regulation thereto.

(b) An Employee shall be credited with neither more nor less than 190 Hours of Service for each month for which the Employee would be required to be credited with at least one Hour of Service under Department of Labor Regulation Section 2530.200b-2(b) or any successor Regulation thereto.

(c) An “Hour of Service” shall not include service performed for an Affiliated Company prior to the date such company becomes an Affiliated Company, except to the extent provided by the Board of Directors.

2.36 Limitation Year.  The “Limitation Year” shall mean the calendar year.

2.37 Normal Retirement Age.  “Normal Retirement Age” shall mean the day the Participant attains age sixty-two (62).

2.38 Option Stock.  “Option Stock” shall mean Company Stock that is subject to the put option.

2.39 Participant.  “Participant” shall mean any Eligible Employee who has satisfied the requirements for participation under Article III hereof or on whose behalf Accounts are maintained under this Plan.

2.40 Period of Severance.  “Period of Severance” means a continuous period of time during which an individual is not employed by an Employer. Such period shall begin on the date the Employee has a Separation from Service or, if earlier the twelve-month anniversary on which the Employee is otherwise first absent.

2.41 Plan.  “Plan” shall mean the PLX Technology, Inc. Employee Stock Ownership Plan, and includes the Trust Agreement.

2.42 Plan Administrator.  “Plan Administrator” shall mean the Company.

2.43 Plan Year.  “Plan Year” shall mean the calendar year.

2.44 Predicate Allocations.  “Predicate Allocations” shall have the meaning set forth in Section 6.2(b) herein.

2.45 Qualified Election Period.  “Qualified Election Period” shall mean the six (6) year period beginning with the Plan Year in which the Participant first becomes a Qualified Participant.

2.46 Qualified Holder.  “Qualified Holder” shall mean:

(a) The Participant, Beneficiary or Alternate Payee receiving a distribution of Company Stock under this Plan;

(b) Any other party to whom the distributed Company Stock is transferred by gift or by reason of death; and

(c) Any trustee of an Individual Retirement Account (as defined under Code Section 408) to which all or any portion of the distributed Company Stock is transferred pursuant to a tax-free rollover transaction satisfying the requirements of Code Section 402.

2.47 Qualified Participant.  “Qualified Participant” shall mean a Participant who has attained age fifty-five (55) and who has completed at least ten (10) years of participation in the Plan.

2.48 Readily Tradable Stock.  “Readily Tradable Stock” shall mean Company Stock that, at the time of reference:

(a) Is “publicly traded” as that term is defined under Treasury Regulation Section 54.4975-7(b)(1)(iv) or any successor regulation thereto; and

(b) Is not subject to a “trading limitation” as that term is defined under Treasury Regulation Section 54.4975-(b)(10) or any successor regulation thereto.

2.49 Separation from Service.  “Separation from Service” shall have the following meanings:

(a) an Employee’s resignation from or discharge by the Company, an Employer and each Affiliated Company, or the Employee’s death or retirement on or after Normal Retirement Age.

(b) an Approved Absence or sick leave authorized by an Employer in accordance with established policies, a vacation period, a temporary layoff for lack of work or a military leave shall not constitute a Separation from Service; provided, however, that:

(i) continuation upon a temporary layoff for lack of work for a period in excess of three months shall be considered a discharge effective as of the end of the third month of such period; and

(ii) failure to return to work upon expiration of any Approved Absence, sick leave, or vacation or within three days after recall from a temporary layoff for lack of work, or within the statutory period following expiration of a military leave shall be considered a resignation effective as of the date of expiration of such leave of Approved Absence, sick leave, vacation, military leave or the expiration of the third day after recall from such temporary layoff.

(c) Separation from Service means the 365th consecutive day after the date on which a Participant is first absent due to sickness, disability, leave of absence, temporary layoff or for any other reason not stipulated in (a) and (b) above or (d) below; or

(d) the 730th consecutive day after the commencement of a maternity or paternity leave if the individual has not returned to work and completed an Hour of Service by such time.

2.50 Service.  “Service” means the period(s) commencing with the Employee’s first day of employment or reemployment with an Employer and ending on the date(s) a Break in Service begins. The first day of employment or reemployment is the first day an Employee performs an Hour of Service.  Service for purposes of a Year of Vesting Service shall also include any Period of Severance of less than twelve (12) consecutive months and any period(s) of employment with an Affiliated Company beginning on the date such company becomes an Affiliated Company unless otherwise provided by action of the Board of Directors. Fractional periods of a year shall be expressed in terms of days. Service shall not include any Break in Service.

2.51 Substitute Loan.  “Substitute Loan” shall mean an Exempt Loan, the proceeds of which are used to repay a prior Exempt Loan.

2.52 Trust.  “Trust” shall mean the PLX Technology, Inc. Employee Stock Ownership Trust, created by the Trust Agreement entered into between the Company and the Trustee.

2.53 Trust Agreement.  “Trust Agreement” shall mean the Agreement by and between the Company and the Trustee, as said Agreement may from time to time be amended.

2.54 Trustee.  “Trustee” shall mean Union Bank of California, N.A. and any successor Trustee under the Trust holding all or part of the Trust Fund.

2.55 Trust Fund.  “Trust Fund” shall mean all cash and securities and all other assets deposited with or acquired by the Trustee in its capacity as such hereunder, together with accumulated income.

2.56 USERRA.  “USERRA” shall mean the Uniformed Services Employment and Reemployment Rights Act of 1994, as amended.

2.57 Valuation Date.  “Valuation Date” shall mean the date as of which the Trustee shall determine the value of the assets in the Trust Fund and the value of each Account, which shall be the last day of each Plan Year and such other dates as may be selected by the Committee.

2.58 Year of Eligibility Service.  “Year of Eligibility Service” shall mean a 12-consecutive month period during which an Employee is credited with at least 1,000 Hours of Service with an Employer.  The 12-month period for computing a Year of Eligibility Service shall commence on the later of the Employee’s date of employment or reemployment with the Company or the date an Employer first becomes an Affiliated Company (unless otherwise provided by the Board of Directors) and on the anniversary dates thereof.

2.59 Year of Vesting Service.  “Year of Vesting Service” shall mean a period of Service equal to 365 days.  However, Service prior to January 1, 2008 shall not be counted.

ARTICLE III

PARTICIPATION IN THE PLAN

3.1 Commencement of Participation.  Except as provided in Section 3.2 hereof, an Eligible Employee shall become a Participant in the Plan in accordance with the following rules:

(a) For the first Plan Year, each Eligible Employee who has a Year of Eligibility Service and is employed by an Employer on the Effective Date shall become a Participant on the Effective Date.

(b) Thereafter, an Eligible Employee shall become a Participant in the Plan on the January 1 coinciding with or immediately preceding the date such Employee completes one Year of Eligibility Service; provided, however, that he or she is an Eligible Employee on the last day of such Year of Service.  If an Employee who is not an Eligible Employee becomes an Eligible Employee, such Eligible Employee shall become a Participant as of the date determined under this Section 3.1(b).

(c) An individual who transfers employment from an Affiliated Company to an Employer shall be credited with Hours of Service performed for the Affiliated Company for purposes of a Year of Eligibility Service.

3.2 Reemployment as Eligible Employee.

(a) In the case of an Eligible Employee who was a Participant as of the date of his or her Separation from Service, if such individual is reemployed by an Employer as an Eligible Employee, he or she shall become a Participant as of his or her date of rehire.

(b) In the case of an Employee who was not a Participant as the date of his or her Separation from Service, if such Employee is reemployed as an Eligible Employee following the occurrence of a Break in Service, such Employee shall become a Participant in the Plan on the January 1 coinciding with or immediately preceding the date he or she completes a Year of Eligibility Service, provided he or she is an Eligible Employee on the last day of such period.

3.3 Omission of Eligible Employee.  If, in any Plan Year, any Eligible Employee who should be included as a Participant in the Plan is erroneously omitted and discovery of such omission is not made until after a contribution by the Company for the year has been made, the Company shall make a subsequent contribution with respect to the omitted Eligible Employee in the amount which the Company would have contributed with respect to such individual had he or she not been omitted.  Such contribution shall be made regardless of whether or not it is deductible in whole or in part in any taxable year under applicable provisions of the Code.

3.4 Inclusion of Ineligible Employee.  If, in any Plan Year, any person who should not have been included as a Participant in the Plan is erroneously included and discovery of such incorrect inclusion is not made until after a contribution for the year has been made, the Company shall not be entitled to recover the contribution made with respect to the ineligible person regardless of whether or not a deduction is allowable with respect to such contribution.  In such event, the amount contributed with respect to the ineligible person shall constitute a forfeiture for the Plan Year in which the discovery is made.

ARTICLE IV

COMPANY CONTRIBUTIONS

4.1 Contributions to Trust Fund.

(a) Subject to Section 13.2 hereof, the Company shall contribute in cash or Company Stock to the Trust Fund for each Plan Year such sum as the Board of Directors may, in its sole discretion, determine.  The contribution under this Section 4.1 for any given Plan Year shall be fixed by resolution of the Board of Directors and shall be paid to the Trustee not later than the due date (including any extensions thereof) for filing the federal income tax return of the Company  for its fiscal year ending with or within the Plan Year.

(b) Some or all of a contribution under Section 4.1(a) hereof made in cash may be applied to repay any outstanding Exempt Loan.  The Committee may, subject to any pledge or similar agreement, direct or determine the proportions by which contributions are applied to repay each of the one or more Exempt Loans.

(c) Some or all of a contribution under Section 4.1(a) hereof made in cash may be applied to purchase the shares of Company Stock, including shares allocated to the Accounts of any Participant (or Beneficiary), in order to make a distribution under Article VIII hereof to such Participant (or Beneficiary).

4.2 Company Not Responsible for Adequacy of Trust Fund.  Except as required by applicable law, the Board of Directors, the Company, each Affiliated Company, any member of the Committee and any Trustee shall not be responsible for the adequacy of the Trust Fund to meet and discharge any or all payments and liabilities hereunder.

4.3 Conditions of Contributions.  All contributions by the Company to the Trust Fund are conditioned on the qualification of the Plan under Code Section 401 and, except as provided in Section 3.3, their deductibility under Code Section 404.

4.4 No Participant Contributions.  A Participant shall neither be required nor permitted to make contributions to the Plan.

ARTICLE V

TRUST FUND

5.1 Plan Assets.  The Company has entered into the Trust Agreement providing for the establishment of a single Trust to hold the assets of the Plan.  All Company contributions shall be paid over to the Trustee and held pursuant to the provisions of the Plan and the Trust Agreement, which, as amended from time to time, shall constitute a part of the Plan.  The Board of Directors may at any time, in accordance with the terms of the Trust Agreement, remove an incumbent Trustee and designate a successor Trustee.

5.2 Division of Assets.  Assets of the Trust Fund shall be held in separate funds which initially shall consist of the assets allocated to Accounts, contributions under Section 4.1, the proceeds of any Exempt Loan and such other funds as the Committee may establish from time to time.  Individual Participant interests in the Trust Fund shall be reflected in the Accounts maintained for each Participant.  Notwithstanding the foregoing, the Trust Fund shall be treated as a single trust for purposes of investment and administration, and nothing contained herein shall require a physical segregation of assets for any fund or for any Account maintained under the Plan.

5.3 Investment of Trust Fund.

(a) The Trust Fund shall be invested primarily in Company Stock except for cash or cash equivalent investments for the limited purposes of making Plan distributions to participants or paying Plan administrative expenses, or pending the investment of contributions or other cash receipts in Company Stock.  The Committee may direct the Trustee to have the ESOP enter into one or more Exempt Loans to finance the acquisition of Company Stock.  Company contributions in cash, and other cash received by the Trustee, may be used to acquire shares of Company Stock from Company shareholders, directly from the Company, or from third parties including through an exchange on which the Company Stock is traded.

(b) Neither the Company nor the Committee nor any Trustee shall have any responsibility or duty to time any transaction involving Company Stock in order to anticipate market conditions or changes in stock value, nor shall any such person have any responsibility or duty to sell Company Stock held in the Trust Fund (or otherwise to provide investment management for Company Stock held in the Trust Fund) in order to maximize return or minimize loss.

5.4 Exempt Loan.

(a) Notwithstanding anything contained herein to the contrary, proceeds of an Exempt Loan shall be used, within a reasonable time after receipt by the Trust, only for the following purposes:

(i) to acquire Company Stock;

(ii) to repay the same Exempt Loan; or

(iii) to repay any previous Exempt Loan.

(b) An Exempt Loan shall be repaid only from amounts loaned to the Trust and the proceeds of such loans, from Company contributions in cash and earnings attributable thereto, from any collateral given for the Exempt Loan, and from dividends paid on shares of unallocated Company Stock acquired with proceeds of the Exempt Loan, and from the proceeds of the sale of any shares held in a Suspense Subfund as described in Section 6.2 hereof in connection with such Exempt Loan as part of the sale of all of the Company Stock that was the subject of such Exempt Loan.

5.5 Securities Law Limitation.  The Committee shall not be required to engage in any transaction, including without limitation, directing the purchase or sale of Company Stock, which it determines in its sole discretion might tend to subject itself, the Plan, the Company, or any Participant to a liability under federal or state securities laws.

5.6 Accounting and Valuations.

(a) Within ninety (90) days after each Anniversary Date, within ninety (90) days after the removal or resignation of the Trustee, and at such other times as determined by the Committee, the Trustee shall value the assets of the Trust on the basis of fair market value.  If the assets cannot be valued within the ninety-day period specified in the preceding sentence, the assets shall be valued as soon thereafter as is administratively feasible.

(b) As soon as reasonably possible after receipt of a valuation from the Trustee, the Committee shall value the Accounts of each Participant and Alternate Payee as of the applicable Valuation Date so as to reflect the current fair market value of each Account as of such Valuation Date.  The valuation provisions of this Section 5.6 shall be applied and implemented in accordance with the following rules:

(i) If separate subaccounts have been established for separate investment options, each subaccount shall be valued separately and the total value of a Participant’s Account(s) shall equal the total value of his or her interest in each of the respective subaccounts in which his or her Account(s) have been invested.

(ii) Company Stock allocated and credited to an Account or subaccount, or to a separate fund within the Trust Fund in which Participants’ Accounts or subaccounts are invested as provided in Section 5.3 or otherwise, as well as Company Stock held on an unallocated basis in the Trust Fund, shall be valued as of the applicable Valuation Date, according to the following rules:

    (1) Company Stock acquired by the Trust Fund with cash shall initially be valued at the purchase price paid for such Company Stock.  On any subsequent Valuation Date, such Company Stock, as well as all other Company Stock held in, or contributed to, the Trust Fund, shall be valued in accordance with Sections 5.6(b)(ii)(2) or 5.6(b)(ii)(3) below, as applicable.

(2) If any Company Stock consists of securities listed on a national securities exchange, fair market value of such Company Stock shall be considered to be equal to the closing price of such Company Stock (as reported in the consolidated transaction reporting system, or if not so reported, as reported on the principal exchange market for such Company Stock by such exchange or on any system sponsored by such exchange) on the trading day immediately preceding the applicable Valuation Date.  If any Company Stock consists of securities traded on a regular basis, as determined by the Company, in the over-the-counter market, the fair market value of such Company Stock shall be considered to be equal to the average between the high bid price and the low asked price quoted by the automatic quotation system of a securities association registered under the federal securities laws for the trading day immediately preceding the applicable Valuation Date.

(3) If the Company Stock consists of a security other than a security (a) which is traded on a national securities exchange which is registered under Section 6 of the Exchange Act, or (b) for which there is a generally recognized market as determined by bid and asked prices quoted by persons independent of the Company and of any “party in interest” to the Plan, as defined in ERISA Section 3(14), then the fair market value of the Company Stock shall be determined by the Trustee based upon a valuation performed by an independent appraiser, as defined in Code Section 401(a)(28)(C). Current market value shall generally be based upon an annual appraisal performed as of a Valuation Date; provided, however, that the Committee may order interim valuations, which shall be binding as of the relevant date specified therein.  A Participant, Beneficiary or Alternate Payee shall have no right to have a particular valuation or valuation process applied (or continue to be applied) to his or her Account(s).

(iii) The fair market value of any guaranteed interest contract, trust or fund holding such a contract, or similar program entered into between an insurance company and the Plan shall be determined based on the principal amount of such contract or program, plus the amount of the guaranteed interest or other increase in value which is paid or credited to the Plan pursuant to such contract or program.

(iv) To the extent that a Participant’s Account is invested in a regulated investment company offered as an investment option under the Trust, the value of that portion of the Account shall be valued, pursuant to rules prescribed by the Committee, based on the unit or share value of the regulated investment company on the applicable Valuation Date.

(c) In the event an Alternate Payee is awarded an interest in the Plan benefits of a Participant, such interest shall be separated into a separate Account and accounted for under rules prescribed by the Committee, pending distribution to the Alternate Payee.

(d) The Company, the Committee and the Trustee do not in any manner or to any extent whatsoever warrant, guarantee or represent that the value of a Participant’s Account shall at any time equal or exceed the amount previously contributed thereto, or that any valuation or accounting method or practice shall continue to be applied.

(e) Any Company Stock received by the Trustee as a stock split, dividend, or as a result of a reorganization or other recapitalization of the Company shall be allocated as of the day on which the Company Stock is received by the Trustee in the same manner as the Company Stock to which it is attributable is then allocated.

(f) Allocation of Cash Dividends and Other Distributions Received in the Trust Fund.

(i) All cash dividends paid to the Trustee with respect to Company Stock that has been allocated to an Account (if any) as of the date the dividend is received by the Trustee shall be allocated to such Account.

(ii) All cash dividends or distributions paid to the Trustee with respect to unallocated Company Stock, including any Financed Shares credited to the Suspense Subfund, shall be considered to be net income of the Trust, but will be allocated only to the Accounts of Participants who are active Employees.

(iii) Other distributions received by the Trustee with respect to investments of the Trust shall be allocated to the applicable fund(s) established pursuant to Section 5.2, as prescribed by the Committee.

(g) In the event that any Company Stock held by the Trust is not Readily Tradable Stock, the Company annually shall furnish to the Committee and to the Trustee a certificate of value setting forth the value of the various classes or types of such Company Stock held by the Trust.  Pursuant to the provisions of Section 8.4(b), this annual certificate of value shall be furnished to Qualified Holders of such Company Stock that has been distributed to terminated Participants or their Beneficiaries.

(h) The Committee shall establish accounting procedures for the purpose of making the allocations, valuations and adjustments to Participants’ Accounts provided for in Articles V through IX hereof.  From time to time, the Committee may modify its accounting procedures for the purpose of achieving equitable and nondiscriminatory allocations among the Accounts of Participants in accordance with the provisions of the Plan.

ARTICLE VI

ALLOCATION OF CONTRIBUTIONS TO THE TRUST FUND

6.1 Allocation of Contributions.  In addition to net income or loss allocated in accordance with Article V and forfeitures allocated in accordance with Section 7.5(a), the Account maintained for each Participant shall be credited as of each Anniversary Date with his or her allocable share of: (a) Company Stock contributed in kind to the Trust Fund by the Company; and (b) contributions under Section 4.1 hereof in other than Company Stock.  The allocation of contributions of the Company shall be made to the Accounts of those Participants who were Eligible Employees as of the last day of the Plan Year, except for Participants whose termination of employment is due to attainment of Normal Retirement Age, death or Disability.  Such allocation shall be made in the same proportion that the Compensation (as limited under Section 2.16(b)) for the Plan Year of such Participant while an Eligible Employee bears to the total Compensation (as limited under Section 2.16(b)) for the Plan Year of all Participants while Eligible Employees entitled to an allocation under this Section 6.1 for that Plan Year.  Each Account shall be debited for its share of cash payments for the acquisition of Company Stock or for repayment of Exempt Loans or other debt, including principal and interest, incurred for the acquisition of Company Stock, as Company Stock is allocated to such Account in accordance with Section 6.3 hereof.  Allocations of Company Stock shall be expressed in terms of number of whole and fractional interests in shares.  A subaccount under each Participant’s Account shall be maintained to reflect his or her nonforfeitable interest in any Trust assets (including Company Stock) attributable to dividends on Company Stock allocated to his or her Account (other than dividends distributed under the provisions of Section 8.11 hereof).  One or more other subaccounts may be established under each Employee’s Account to differentiate between contributions and earnings thereon and for such other purposes as the Committee deems appropriate.

6.2 Suspense Subfund.

(a) Company Stock acquired by the Trust Fund through an Exempt Loan shall be added to and maintained in the ESOP Suspense Subfund and shall thereafter be released from the ESOP Suspense Subfund and allocated to Accounts of Participants as provided in Sections 6.3 and 6.5.  The Company Stock acquired with each Exempt Loan shall be accounted for and allocated separately in accordance with the provisions of this Article VI.

(b) In the event the Company Stock acquired through an Exempt Loan is sold in its entirety, then the proceeds of such sale attributable to any Company Stock held in a Suspense Subfund shall be first applied to repay the balance of the corresponding Exempt Loan, and any remaining proceeds shall be immediately allocated as earnings of the Trust to all Participants with any Company Stock attributable to such Exempt Loan allocated to their respective Accounts as of the date the Exempt Loan is repaid in full (“Predicate Allocations”) in proportion to the value of their respective Predicate Allocations immediately prior to such sale. To the extent any such sales proceeds are subject to a holdback, any such amounts which are subsequently released shall be allocated as provided in the immediately proceeding sentence.  Such amounts so allocated pursuant to this Section 6.2(b) shall not be considered Annual Additions for purposes of Section 9.2 hereof.

6.3 Release from ESOP Suspense Subfund.  Company Stock acquired for the Trust Fund through an Exempt Loan shall be released from the ESOP Suspense Subfund as the Exempt Loan is repaid, in accordance with the provisions of this Section 6.3.

(a) For each Plan Year until the Exempt Loan is fully repaid, the number of shares of Company Stock released from the ESOP Suspense Subfund shall equal the number of unreleased shares immediately before such release for the current Plan Year multiplied by the “Release Fraction.” As used herein, the Release Fraction shall be a fraction, the numerator of which is the amount of principal and interest paid on the Exempt Loan for such current Plan Year, and the denominator of which is the sum of the numerator plus the principal and interest to be paid on such Exempt Loan for all future years during the duration of the term of such Exempt Loan (determined without reference to any possible extensions or renewals thereof).  Notwithstanding the foregoing, in the event such Exempt Loan shall be repaid with the proceeds of a Substitute Loan, such repayment shall not operate to release all such Company Stock in the ESOP Suspense Subfund, but, rather, such release shall be effected pursuant to the foregoing provisions of this Section 6.3 on the basis of payments of principal and interest on such Substitute Loan.

(b) If required by any pledge or similar agreement, then in lieu of applying the provisions of Section 6.3(a) hereof with respect to such Exempt Loan or Substitute Loan, shares of Company Stock shall be released from the ESOP Suspense Subfund as the principal amount of an Exempt Loan is repaid (and without regard to interest payments), provided the following three conditions are satisfied:

(i) The Exempt Loan must provide for annual payments of principal and interest at a cumulative rate that is not less rapid at any time than level annual payments of such amounts for ten years.

(ii) The interest portion of any payment is disregarded only to the extent it would be treated as interest under standard loan amortization tables.

(iii) If the Exempt Loan is renewed, extended or refinanced, the sum of the expired duration of the Exempt Loan and the renewal, extension or new Exempt Loan period must not exceed ten years.

(c) If at any time there is more than one Exempt Loan outstanding, then separate accounts may be established under the ESOP Suspense Subfund for each such Exempt Loan.  Each Exempt Loan for which a separate account is maintained may be treated separately for purposes of the provisions governing the release of shares from the ESOP Suspense Subfund under this Section 6.3 and for purposes of the provisions governing the application of the Company’s contributions to repay an Exempt Loan under Section 4.1 hereof.

(d) It is intended that the provisions of this Section 6.3 shall be applied and construed in a manner consistent with the requirements and provisions of Treasury Regulation § 54.4975-7(b)(8), and any successor regulation thereto.  All Company Stock released from the ESOP Suspense Subfund during any Plan Year shall be allocated among Participants as prescribed by Section 6.5 hereof.

6.4 Contribution to Trust Fund.  The Company may make contributions of Company Stock to the Trust at the Company’s sole discretion throughout a Plan Year. Any Company Stock so contributed shall be added to and maintained in the Trust Fund and shall thereafter be released from the Trust Fund and allocated to Accounts of Participants as provided in Section 6.5.

6.5 Allocation of Shares Released from ESOP Suspense Subfund and Trust Fund.  Shares of Company Stock released from the ESOP Suspense Subfund for a Plan Year in accordance with Section 6.3 or contributed by the Company in accordance with Section 6.4 hereof shall be held in the Trust Fund on an unallocated basis until allocated by the Committee as of the Anniversary Date for that Plan Year.  The allocation of such shares of Company Stock among the Accounts of Participants shall be made among the Accounts of those Participants who were employed by the Employer on the last day of the Plan Year; provided, however, that if a Participant’s termination is due to death, Disability or attainment of Normal Retirement Age, such Participant shall receive an allocation if he or she was an Eligible Employee at any time during the Plan Year. The number of shares allocable to such a Participant’s Account shall be the number of shares of Company Stock which bears the same ratio of the total shares of Company Stock released for such Plan Year as the contribution (allocated to such Participant’s Account pursuant to Section 6.1 for the Plan Year) bears to the total contribution (allocated to all Participants’ Accounts pursuant to Section 6.1 for such Plan Year).  All unallocated Company Stock in the Trust Fund, other than Company Stock held in the ESOP Suspense Subfund as of an Anniversary Date, must be allocated to Accounts as of such Anniversary Date.

6.6 Death While Performing Military Service.  The Account of a Participant who dies while performing military service (as such service is defined under USERRA) shall receive an allocation as provided under Section 6.5 on account of the Participant’s death as if the Participant had resumed and then terminated employment with the Employer.

6.7 Stock Dividends, Splits, Recapitalizations, Etc.  Any Company Stock received by the Trustee as a result of a stock split, dividend, or as a result of a reorganization or other recapitalization of the Company shall be allocated as of the day on which the Company Stock is received by the Trustee in the same manner as the Company Stock to which it is attributable is then allocated.

ARTICLE VII

VESTING AND INTERIM WITHDRAWALS

7.1 No Vested Rights Except as Herein Specified.  No Participant shall have any vested right or interest, or any right to payment, of any assets of the Trust Fund, except as herein provided.  Neither the making of any allocation nor the credit to any Account of a Participant in the Trust Fund shall vest in any Participant any right, title or interest in or to any assets of the Trust Fund.

7.2 Full Vesting of Participants’ Accounts.  A Participant shall at all times be fully vested, within the meaning of Code Section 411 and ERISA Section 203, in the subaccount of his or her Account attributable to cash dividends received by the Trust on Company Stock allocated to such Account.  A Participant shall be fully vested, within the meaning of Code Section 411 and ERISA Section 203, in the balance of his or her Accounts upon the earliest to occur of:

(a) the day as of which he or she becomes fully vested under the vesting schedule set forth in Section 7.3;

(b) the date the Participant attains Normal Retirement Age, provided that such Participant is then employed by an Employer or the Participant is on an Approved Absence;

(c) the Participant’s death while employed by an Employer or on an Approved Absence;

(d) the date of the Participant’s Disability;

(e) the date on which the Participant is required to be fully vested under the applicable provisions of the Code on account of the termination or partial termination of the Plan or the complete discontinuance of contributions to the Plan; or

(f) the date on which a Participant dies or has a Disability while performing military service (as such service is defined under USERRA), in which event the Participant shall be fully vested in his or her Account as if the Participant had resumed and then terminated employment with the Employer on account of the Participant’s death or Disability.

7.3 Partial Vesting of Participants’ Accounts.  For purposes of determining a Participant’s nonforfeitable interest in the Participant’s Account balance derived from Employer contributions, the percentage of a Participant’s Account which is vested within the meaning of Code Section 411 and ERISA Section 203 shall be based upon the Participant’s Years of Vesting Service in accordance with the following schedule:

Years of Vesting Service	Vested Percentage of Participant’s Account
Less than 2 years	0%
2 years but less than 3	25%
3 years but less than 4	50%
4 years but less than 5	75%
5 or more years	100%

7.4 Termination Prior to Full Vesting.

(a) If a Participant’s employment with the Company and each Affiliated Company terminates prior to the date on which the Participant’s interest in his or her Accounts becomes fully vested in accordance with Sections 7.2 and 7.3 hereof, the unvested portion of the amount in said Participant’s Accounts shall be forfeited as of the last day of the calendar year in which the Participant sustains a Break in Service or, if sooner, the date as of which the Participant receives a distribution of the portion of his Account that has vested. If a Participant has a Separation from Service when the value of Participant’s vested Account is zero, the Participant shall be deemed to have received a distribution of his or her vested Account at the time of the Separation from Service.  The unvested portion of the Participant’s Account that is forfeited shall be treated as provided in Section 7.5.  The vested portion of such a Participant’s Account shall be distributed as provided in Section 8.2 hereof.

(b) If an Employee receives, or is deemed to receive, a distribution under Section 8.2, and the Employee resumes employment as an Eligible Employee, the Employee’s Account shall be restored to its value on the date of distribution or deemed distribution if the Employee repays to the Plan the full amount of the distribution before the earlier of (i) five (5) years after the first date on which the Participant is subsequently reemployed by the Employer, or (ii) the date on which the Participant incurs a Break in Service of five (5) consecutive years or more following the date of distribution. Restorations shall be made from current forfeitures and, if such forfeitures are not sufficient, from additional contributions by the Employer.

7.5 Treatment of Forfeitures.

(a) Any forfeitures occurring pursuant to Section 7.4 attributable to amounts in Participants’ Accounts shall first be used to restore the forfeitable value of a Participant’s Account as set forth in Section 7.4(b), and any remaining forfeitures shall be allocated among all other Participants’ Accounts in the manner prescribed in Section 6.1.

(b) At the time Company contributions (including forfeitures) are allocated to Participant Accounts, the income, gain or loss on unallocated Company contributions, adjusted for any Plan expenses paid or accrued as of the end of the Plan Year preceding the actual allocation date (except for Plan expenses paid through Company contributions pursuant to Section 10.6), shall be allocated to those Participants eligible to receive an allocation of Company contributions for such Plan Year, pro rata, according to each such Participant’s entitlement to such allocation.

(c) If a portion of a Participant’s Account is forfeited, shares of Company Stock allocated to his or her Account from the ESOP Suspense Subfund shall be forfeited only after other assets are forfeited from each such Account.

7.6 Change in Control.  Notwithstanding the foregoing or any other provision hereof, if the Company has a Change in Control, then all Participants shall be fully (100%) vested in their Accounts, regardless of their Years of Service.

7.7 Diversification Rule.

(a) Except as provided in this Section 7.7, a Participant shall not be entitled to direct the investment of amounts allocated to his or her Plan Account, even though the Participant may be 100% vested in his or her Account balance.

(b) Each Qualified Participant shall be permitted to direct the Plan as to the diversification of twenty-five percent (25%) of the value of the vested portion of the Participant’s Account (or any subaccounts under such Account) in the manner provided under subsection 7.7(c) below, within ninety (90) days after the last day of each Plan Year during the Participant’s Qualified Election Period.  Within thirty (30) days after the close of the last Plan Year in the Participant’s Qualified Election Period, a Qualified Participant may direct the Plan as to the diversification of fifty percent (50%) of the value of the vested portion of such Account.

(c) The Participant’s direction shall be provided to the Committee in writing and shall specify the Participant’s selection, if any, of the options set forth in Sections 7.7(c)(i) and (ii).

(i) At the election of the Qualified Participant, the Plan shall distribute, in one lump sum cash distribution (notwithstanding Code Section 409(d)) the portion of the Participant’s Account that is covered by the election within ninety (90) days after the last day of the period during which the election can be made.  This Section 7.7(c) shall apply notwithstanding any other provision of the Plan other than such provisions as require the consent of the Participant and/or the Participant’s spouse to a distribution with a present value in excess of $5,000.  If the Participant and/or the Participant’s spouse do not consent, such amount shall be retained in this Plan.

(ii) In lieu of distribution under Section 7.7(c)(i), the Qualified Participant who has the right to receive a cash distribution under Section 7.7(c)(i) may elect that the Plan transfer the portion of the Participant’s Account that is distributable in cash and that is covered by such election to the 401(k) Plan, provided that such plan permits employee-directed investment and does not invest in Company Stock to a substantial degree. Such transfer shall be made no later than ninety (90) days after the last day of the period during which the election can be made.

7.8 Timing of Transfers From Company Stock Fund.  Any exchange or transfer out of any Company Stock fund which results from any Participant-directed or Beneficiary-directed transaction or election shall be made effective on a quarterly, monthly or daily basis, as determined by the Committee.  This provision is intended to result in the classification of the periods in which Participants and Beneficiaries may not exchange or transfer into or out of Company Stock as falling within the blackout period exceptions of Sections 306(a)(4) and 306(b)(7) of the Sarbanes-Oxley Act of 2002, and the Plan and this Section 7.8 shall be interpreted and administered consistent with this result.  The Committee shall prescribe such rules as may be appropriate to effectuate the provisions of this Section 7.8.

7.9 Notice Requirement.  The Plan Administrator shall provide notice to the Participant at least thirty (30) days before the Participant becomes eligible to diversify his or her investments, setting forth such right of diversification and describing the importance of diversifying investments.

ARTICLE VIII

DISTRIBUTION OF BENEFITS

8.1 General.

(a) All benefits payable under this Plan shall be paid in the manner and at the times specified in this Article VIII. Special distribution rules with respect to Company Stock are set forth in Section 8.4.

(b) All payment methods and distributions shall comply with the requirements of Code Sections 401(a)(4) and 401(a)(9) and the regulations thereunder and, if necessary, shall be interpreted to so comply. The provisions of the Plan reflecting Code Section 401(a)(9) override any distribution provisions in the Plan inconsistent with Code Section 401(a)(9).

8.2 Commencement of Distribution of Benefits.

(a) Except as otherwise provided in this Section 8.2 or in Section 8.4, a Participant (or a Beneficiary) shall be entitled to commence distribution of the nonforfeitable portion of his or her Account after a Separation from Service pursuant to Section 8.2(c) below.

(b) If the value of the nonforfeitable portion of the Participant’s Account exceeds the maximum amount prescribed in Code Section 411(a)(11), then payment to the Participant shall not commence without the Participant’s written consent, except as otherwise required by Section 8.2(f). Such written consent must be obtained no more than 180 days before the commencement of the distribution. Notwithstanding the preceding provisions of this subsection (b), all distributions to a Participant’s Beneficiary shall commence as soon as administratively feasible, and in no event later than December 31 of the calendar year immediately following the calendar year in which the Participant died.

(c) In the case of a Participant other than a 5% owner pursuant to Section 2.34(a)(i), distribution to the Participant shall commence as soon as administratively feasible and, in any event, no later than sixty (60) days after the close of the Plan Year in which the latest of the following events occurs:

                                                        (i) attainment by the Participant of Normal Retirement Age;

(ii) the tenth (10th) anniversary of the date on which the Participant commenced participation in the Plan; or

(iii) the Participant’s Separation from Service, unless the Participant elects to defer distribution until no later than April 1 following the calendar year in which the Participant attains age 70-1/2.

(d) In the case of a 5% owner, determined pursuant to Section 2.34(a)(i), distributions shall commence on April 1 following the calendar year in which the Participant attains age 70-1/2, whether or not the Participant has retired.  If a Participant becomes a 5% owner after attaining age 70-1/2, payments shall commence not later than the last day of the calendar year in which the Participant becomes a 5% owner.

(e) Unless a Participant elects otherwise, a Participant who has attained his or her “required beginning date” as described in Code Section 401(a)(9) shall receive distributions in substantially equal periodic payments over a period not exceeding five years. If additional amounts are allocated to such Participant’s Account following such distribution(s), additional distributions of his or her entire Account shall be made at such times when any mandatory distributions are required to comply with Code Section 401(a)(9). Such payments shall be made notwithstanding any contrary provisions of the Plan or election made by such Participant.

(f) If a Participant dies before the time when distribution is considered to have commenced in accordance with applicable regulations, then any remaining nonforfeitable portion of the Participant’s Account shall be distributed to the Participant’s Beneficiary as soon as administratively feasible, and in no event later than December 31 of the calendar year immediately following the calendar year in which the Participant died. If a distribution is considered to have commenced in accordance with the applicable regulations before the Participant’s death, the remaining nonforfeitable portion of the Participant’s Account shall be distributed at least as rapidly as under the method of distribution being used as of the date of the Participant’s death. For purposes of this Section 8.2(f), the surviving spouse of the Participant shall be treated as the Participant if (i) the surviving spouse is the Beneficiary of the Participant’s Account; (ii) the surviving spouse dies after the Participant; or (iii) distributions had not yet commenced to the surviving spouse.

(g) The foregoing distribution requirements do not apply to that part of a Participant’s Account balance consisting of Company Stock acquired with the proceeds of an Exempt Loan until the end of the Plan Year in which the Exempt Loan is repaid.

8.3 Form of Distribution.

(a) Except to the extent otherwise provided in the Plan, and to the extent that a Participant’s vested Accounts do not exceed the maximum amount prescribed in Code Section 411(a)(11), distributions under the Plan shall be made in a single lump sum in cash or in kind; provided, however, that the Committee shall notify the Participant of his or her right (subject to the exception contained in Section 8.8(d)) to demand distribution of his or her Account entirely in whole shares of Company Stock (with only the value of any fractional share paid in cash).

(b) A Participant shall be notified of his or her rights under this Section 8.3 no less than thirty (30) days and no more than 180 days before a distribution is made. Written consent of a Participant to a distribution (if required) may not be made before he or she receives such notice and must not be made more than 180 days before a distribution is made.

8.4 Rights, Options and Restrictions on Company Stock That is Not Readily Tradable Stock.

(a) Right of First Refusal.

(i) Any Company Stock that is not Readily Tradable Stock when it is distributed by the Trust shall be subject to a right of first refusal. The right of first refusal shall provide that, prior to any subsequent transfer, the Company Stock must first be offered for purchase in writing to the Company, and then to the Trust, at the then current market value. Current market value means the price to purchase the Common Stock offered by a bona fide independent purchaser.

(ii) The Company and the Trust shall have a total of fourteen (14) days to exercise the right of first refusal on the same terms offered by a prospective buyer.

(iii) The Company may require that a Participant entitled to a distribution of Company Stock that is not Readily Tradable Stock execute an appropriate stock transfer agreement evidencing the right of first refusal prior to receiving a certificate for Company Stock. The Board of Directors may establish any other reasonable procedures relating to this right of first refusal.

(b) Limited Put Option to Sell Company Stock.  Solely in the event that a Participant receives a distribution from the Plan consisting in whole or in part of Company Stock that at the time of distribution thereof is not Readily Tradable Stock, the distributed Company Stock shall be made subject to a put option in the hands of a Qualified Holder.  This put option shall be subject to the following provisions:

(i) During the sixty (60) day period following any distribution of such Company Stock, a Qualified Holder shall have the right to require the Company to purchase all or a portion of the distributed Company Stock held by the Qualified Holder.  A Qualified Holder shall exercise this right by giving written notice to the Company within the previously mentioned sixty (60) day period of the number of shares of distributed Company Stock that the Qualified Holder intends to sell to the Company.

(1) The purchase price to be paid for any such Company Stock shall be its fair market value determined as of the applicable Valuation Date determined in accordance with the valuation rules specified in Section 5.6(b).

(2) If a Qualified Holder shall fail to exercise his or her put option right under this Section 8.4(b)(i), the option right shall temporarily lapse upon the expiration of the sixty (60) day period.

(ii) Pursuant to the rules of Section 5.6(g), as soon as is reasonably administratively feasible following the Anniversary Date of the Plan Year in which the sixty (60) day option period expires, the Company shall notify the non-electing Qualified Holder (if he or she is then a shareholder of record) of the valuation of the Company Stock as of that Anniversary Date. During the sixty (60) day period following receipt of such valuation notice, the Qualified Holder shall have the right to require the Company to purchase all or any portion of the distributed Company Stock.

(1) The purchase price to be paid for any such Company Stock shall be based on the Anniversary Date valuation of the Company Stock.

(2) If a Qualified Holder fails to exercise his or her option right under this Section 8.4(b) with respect to any portion of the distributed Company Stock, no further options shall be applicable under this Plan, and the Company shall have no further purchase obligations hereunder.

(iii) In the event that a Qualified Holder shall exercise a put option under this Section 8.4(b), then the Company shall have the option of paying the purchase price of the Option Stock under either of the following methods:

(1) A lump-sum payment of the purchase price within ninety (90) days after the Exercise Date, or

(2) A series of six (6) substantially equal installment payments, with the first payment to be made within thirty (30) days following the Exercise Date and the five remaining payments to be made on the five anniversary dates of the Exercise Date, so that the full amount shall be paid as of the fifth anniversary of such Exercise Date.  If the Company elects to pay the purchase price of the Option Stock under the installment method provided in this subsection 8.4(b)(iii)(2), then the Company shall, within thirty (30) days after the Exercise Date, give the Qualified Holder who is exercising the put option the Company’s promissory note for the full unpaid balance of the option price.  This note shall, at a minimum, provide adequate security, state a rate of interest reasonable under the circumstances but at least equal to the imputed compound rate in effect as of the Exercise Date pursuant to the Treasury Regulations promulgated under Code Section 483, and provide that the full amount of the note shall accelerate and become due immediately in the event that the Company defaults in the payment of a scheduled installment payment.

(iv) The foregoing put options under Sections 8.4(b)(i) and (ii) shall be effective solely against the Company and shall not obligate the Plan in any manner.  However, the Plan may elect to purchase any Company Stock that otherwise must be purchased by the Company pursuant to a Qualified Holder’s exercise of any such option.  Should both the Plan and the Company elect to purchase the Option Stock, the Plan’s election shall take precedence.

(v) In the event that a Qualified Holder is unable to exercise the put option provided hereunder because the Company or other entity bound by the put option is prohibited from honoring it by reason of any applicable federal or state law, then the sixty (60) day option periods during which the put option is exercisable under Sections 8.4(b)(i) and (ii) shall not include any such time during which the put option may not be exercised due to this reason.

(vi) Except as is expressly provided above with respect to any distributed Company Stock that is not Readily Tradable Stock, no Participant shall have any put option rights with respect to Company Stock distributed under this Plan, and neither the Company nor this Plan shall have any obligation whatsoever to purchase any distributed Company Stock from any Participant or other Qualified Holder.

(vii) At the time of distribution of Company Stock that is not Readily Tradable Stock to a Participant or Beneficiary, the Company shall furnish to the Participant or Beneficiary the most recent annual certificate of value prepared by the Company with respect to such Stock in accordance with the provisions of Section 5.6(g).  In addition, the Company shall furnish to the Participant or Beneficiary a copy of each subsequent annual certificate of value until the put options provided for in this Section 8.4(b) with respect to the distributed Company Stock shall expire.

(viii) Restrictions on Company Stock. Company Stock held or distributed by the Trust may include such legend restrictions on transferability as the Company may reasonably require to assure compliance with applicable federal and state securities laws. Except as otherwise provided in subsections 8.4(b)(i) and (ii) above, no shares of Company Stock held or distributed by the Trustee may be subject to a put, call or other option, or buy-sell or similar arrangement. The provisions of this Section 8.4(b)(viii) shall continue to apply to Company Stock even if the Plan ceases to be an employee stock ownership plan under Code Section 4975(e)(7).

(ix) Except as provided in subsections 8.4(b)(i) or (ii) or as otherwise required by law, no Company Stock acquired with proceeds of an Exempt Loan may be subject to a put, call, or other option, buy-sell or similar arrangement, while held by or when distributed from the Plan.

(x) The provisions of this Section are non-terminable and shall continue notwithstanding the repayment of any Exempt Loan, the proceeds which were used to acquire Company Stock, and notwithstanding the fact that the Plan ceases to be an employee stock ownership plan.

8.5 Form of Distribution in the Event of a Sale of Substantially All of the Company’s Stock or the Company’s Assets.  Notwithstanding Section 8.3, at the Company’s sole discretion, the Company may substitute cash distributions for distributions in the form of Company Stock under the following circumstances:

(a) The Company Stock ceases to be Readily Tradable Stock;

(b) Substantially all of the Company Stock or substantially all of the assets of a trade or business of the Company are purchased by or sold to a purchasing employer that continues to maintain the Plan; and

(c) A purchasing employer substitutes distributions to the Participants in the purchasing employer’s stock for distributions in the form of Company Stock.

8.6 Designation of Beneficiary.

(a) Subject to the provisions of Section 8.6(d), each Participant shall have the right to designate a Beneficiary or Beneficiaries to receive the Participant’s distributions from the Trust Fund in the event of the Participant’s death before receipt of his or her entire interest in the Trust Fund.  This designation is to be made on the form prescribed by and delivered to the Committee.

(b) Subject to the provisions of Section 8.6(d), a Participant shall have the right to change or revoke any such designation by filing a new designation or notice of revocation with the Committee.  Subject to the provisions of Section 8.6(d), no notice to any Beneficiary or consent by any Beneficiary shall be required to effect any such change or revocation.

(c) If a deceased Participant shall have failed to designate a Beneficiary, if the Committee shall be unable to locate a designated Beneficiary after reasonable efforts have been made, if for any reason the designation shall be legally ineffective, or if the Beneficiary shall have predeceased the Participant (and no legally effective contingent Beneficiary shall have been named), any distribution required to be made under the provisions of this Plan shall be payable to the Participant’s surviving spouse or, if none, the Participant’s estate (except as provided in Section 8.9, and the spouse or the estate shall be considered the Beneficiary under this Plan).

(d) If a Participant shall be married at the time of his or her death, the designation by the Participant under Section 8.6 of a person other than the current spouse as the Participant’s Beneficiary shall not take effect (and the Participant’s entire distribution shall be paid to such spouse) (i) unless the spouse of the Participant consents in writing to such designation, and the spouse’s consent acknowledges the effect of such designation and is witnessed by a notary, or (ii) unless it is established to the satisfaction of the Committee that such consent is not required because there is no spouse, because the spouse cannot be located, or because of such other circumstances as the Secretary of the Treasury may by regulations prescribe.  Any consent by a spouse obtained under this provision (or establishment that the consent of a spouse may not be obtained) shall be effective only with respect to such spouse.  A spouse’s consent to a designation of a particular Beneficiary shall be valid only as to that Beneficiary and as to the form of payment prescribed by the Plan.

(e) The Company, each other Employer, the Committee and the Trustee shall have no duty to determine whether a Beneficiary designation or spousal consent made pursuant to this Section 8.6 was an informed designation or consent or was freely given, and shall be entitled to rely upon the Beneficiary form filed with the Committee, as well as such other documents as the Committee may reasonably require, and shall be under no duty or obligation to protect the rights of a spouse or former spouse of a Participant, except as may be required by law.

8.7 Forfeiture on Failure to Locate Participant or Beneficiary.  In the event that a Participant or Beneficiary or other recipient of benefits cannot be located after the Plan has sent a registered letter, return receipt requested, to the last known address, and after further diligent efforts, within five (5) years of the date when benefits are first eligible to be paid under the Plan, the amount representing the benefits which such person would otherwise have been entitled to receive shall be forfeited and reallocated to the Plan Accounts of all remaining Participants in the manner provided in Section 7.5.  Notwithstanding the foregoing or anything to the contrary in this Plan, if any Participant, Beneficiary or other recipient of benefits shall make an appropriate claim for benefits subsequent to the forfeiture referred to in the preceding sentence, then such person shall be entitled to payment of such amount which was forfeited.

8.8 Direct Rollovers.

(a) An “Eligible Retirement Plan” is a qualified trust described in Code Section 401(a), an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), a Roth IRA described in Code Section 408A(3), an annuity plan described in Code Section 403(a), an annuity contract described in Code Section 403(b), an eligible plan under Code Section 457(b) that is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.  However, in the case of an Eligible Rollover Distribution to a nonspouse Beneficiary, an Eligible Retirement Plan is either an inherited individual retirement account or individual retirement annuity.

(b) An “Eligible Rollover Distribution” is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include:

(i) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated beneficiary, or for a specified period of ten years or more;

(ii) any distribution to the extent such distribution is required under Code Section 401(a)(9); and

(iii) the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net realized appreciation with respect to Company securities).

(c) Notwithstanding any provisions of the Plan to the contrary that would otherwise limit a Distributee’s election under this Section 8.8, a Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a direct trustee-to-trustee rollover.

(d) Mandatory Distributions.  Account balances of less than $1,000 shall be distributed in a single lump sum.

8.9 Distribution to Alternate Payees.  If an Alternate Payee is entitled to a distribution of benefits from this Plan, the benefits payable to such Alternate Payee shall be distributed pursuant to such qualified domestic relations order under rules or procedures described by the Committee.  If permitted by applicable law and regulations, the Committee may require or permit immediate distribution of such benefits to an Alternate Payee at any time following the determination by the Committee that such an order is a qualified domestic relations order.  In the event that an Alternate Payee dies prior to receipt of the amounts due him or her from a Participant’s Account, such amounts shall be distributed to the estate of the Alternate Payee as soon as practicable following the date such amounts would have been distributed to such Alternate Payee.

8.10 Distribution for Minor Beneficiary.  In the event a distribution is to be made to a minor, then the Committee may direct that such distribution be paid to the legal guardian, or if none, to a parent of such Beneficiary or a responsible adult with whom the Beneficiary maintains his residence, or to the custodian for such Beneficiary under the Uniform Gift to Minors Act or Gift to Minors Act, if such is permitted by the laws of the state in which said Beneficiary resides.  Such a payment to the legal guardian, custodian or parent of a minor Beneficiary shall fully discharge the Trustee, the Company, the Employer, and the Plan from further liability on account thereof.

8.11 Dividends.

(a) At the Participant’s election, dividends paid on shares of Company Stock allocated to the Participant’s Accounts may be (i) paid currently to Participants in cash directly by the Company; (ii) distributed by the Trustee to the Participant after receipt from the Company within 90 days after the end of the Plan Year of receipt by the Trustee; or (iii) paid to the Trust and reinvested in Company Stock.

(b) Dividends may be used to make payments on an Exempt Loan; provided, however, that if a dividend is used to make such payments, Company Stock with a fair market value equal to the dividend shall be allocated to the Participants’ accounts in the Plan Year that such dividend would otherwise have been allocable to such Participants.

(c) The Plan Administrator shall provide written notice to Participants with respect to any dividend paid or distributed to the Participant pursuant to this Section 8.11 at least thirty (30) days in advance of such payment or distribution to make the election described in this Section 8.11(c). A Participant desiring to make such election shall be required to return his or her written election within fourteen (14) days of the Participant’s receipt of the written notice.

(d) A Participant may change his or her dividend election one (1) time per Plan Year upon the Participant’s provision of written notice to the Plan Administrator of such change in election.

(e) If this Plan is amended with respect to the manner in which the dividends are paid or distributed to Participants, Participants shall be provided with written notice at least thirty (30) days prior to the date on which the first dividend subject to the new Plan terms is paid or distributed to the Participant of their ability to make an election under the amended Plan terms. A Participant desiring to make such election shall be required to return his or her written election within fourteen (14) days of the Participant’s receipt of the written notice.

(f) If a Participant fails to make an affirmative dividend election as described in this Section 8.11 within the time period specified in Section 8.11(c) or 8.11(e), dividends on shares of Company Stock allocated to such Participant shall be paid to the Trust and reinvested in Company Stock.

(g) Dividends on shares of unallocated stock, including shares of stock acquired with the proceeds of an Exempt Loan and held in the ESOP Suspense Subfund shall either be applied to payment of the Exempt Loan or held in the ESOP Suspense Subfund.

ARTICLE IX

LIMITATION ON ALLOCATIONS

9.1 Section 415 Limitation.

Subject to Sections 9.2 through 9.7 hereof, the maximum Annual Additions that may be contributed or allocated to a Participant’s Accounts under this Plan and any other Defined Contribution Plan for any Limitation Year shall not exceed the lesser of:

(a) the maximum permissible amount specified in Code Section 415(c)(1), as that amount may be adjusted for cost of living increases in accordance with Code Section 415(d); or

(b) one hundred percent (100%) of the Participant’s “Section 415 Compensation” (as defined in Section 9.4 below).

9.2 Annual Additions.

(a) The term “Annual Additions” shall mean with respect to a Participant, for any Limitation Year, the sum of the amounts credited to a Participant’s Account in the Plan or other Defined Contribution Plan due to:

(i) Employer contributions;

(ii) Employee contributions; and

(iii) Forfeitures.

(b) Annual Additions shall not include:

(i) Amounts described in Treas. Reg. §1.415(c)-1(b)(ii);

(ii) Forfeitures of Company Stock acquired with the proceeds of an Exempt Loan, for any Plan Year in which no more than one-third (1/3) of the Employer Contributions to the Plan are allocated to the Accounts of Highly Compensated Employees;

(iii) Employer contributions to the Plan for the purpose of repaying interest on an Exempt Loan, for any Plan Year in which no more than one-third (1/3) of the Employer Contributions to the Plan are allocated to Highly Compensated Employees; and

(iv) Reinvested Plan dividends pursuant to Code Section 404(k)(2)(A)(iii)(II).

9.3 Adjustments for Excess Annual Additions.  If the Annual Additions with respect to the Participant under any other Defined Contribution Plan, welfare benefit fund, individual medical account or simplified employee pension plan maintained by the Employer are less than the maximum permitted under Section 9.1 and the Annual Additions that would otherwise be contributed or allocated to the Participant’s Account under this Plan would exceed the limit on Annual Additions for the Limitation Year, the amount contributed or allocated will be reduced in the following sequence so that the Annual Additions under all such Plans and funds for the Limitation Year will equal the maximum amount permitted under Section 9.1:

(a) Employee deferrals, plus earnings, under the 401(k) Plan;

(b) Company matching contributions allocated to the Participant’s Accounts under the 401(k) Plan, including any earnings thereon.

(c) Dividends, if any, under all other Defined Contribution Plans, including any earnings thereon.

(d) Company contributions allocated to the Participant’s Accounts under Article VI hereof, including any earnings thereon.

The amount by which an allocation is reduced under Section 9.3 shall be treated as a forfeiture under Section 7.5 hereof and reallocated proportionately to the appropriate Accounts of other Participants receiving allocations for the Limitation Year up to the limits set forth in Sections 9.1 and 9.2 hereof on Annual Additions to such other Participant’s Accounts.  To the extent a contribution cannot be allocated to other Participants’ Accounts, it may not be made.

9.4 Section 415 Compensation.   For the exclusive purpose of applying the provisions of this Article IX,  “Section 415 Compensation” shall mean the safe harbor definition set forth in Treas. Reg. §1.415(c)-2(d)(2) paid or made available to an Employee within the Limitation Year and prior to the Employee’s severance from employment with the Employer.  [Notwithstanding the foregoing to the contrary, Section 415 Compensation shall include:

(a)           Post-Severance Pay. “Post-Severance Pay” shall mean the amounts that are paid to an Employee by the later of two and one-half (2½) months after severance from employment with an Employer or the end of the Plan Year that includes the Employee’s date of severance from employment with an Employer if those amounts would have been included in Section 415 Compensation if they were paid prior to the severance from employment date and described below:

(i)           Regular Pay.  Regular pay after severance from employment will be considered Post-Severance Pay if:

(1) the payment is regular compensation for services during the Employee’s regular working hours, or compensation for services outside the Employee’s regular working hours (such as overtime), commissions, bonuses, or other similar payments; and

(2) the payment would have been paid to the Employee prior to a severance from employment if the Employee had continued in employment with the Employer.

(ii)           Leave Cashouts.  Leave cashouts will be considered Post-Severance Pay if the amount is payment for unused accrued bona fide sick, vacation or other leave, but only if the Employee would have been able to use the leave if employment had continued.

(b)           Section 415 Compensation Earned in Limitation Year but Paid in Next Limitation Year.  At the discretion of the Employer and applied in a uniform manner, Section 415 Compensation may include amounts earned during the Limitation Year but not paid during that Limitation Year solely because of the timing of pay periods and pay date if:

(i)           these amounts are paid during the first few weeks of the following Limitation Year;

(ii)           the amounts are included on a uniform and consistent basis with respect to all similarly situated Employees; and

(iii)           no Section 415 Compensation is included in more than one Limitation Year.

9.5 Other Defined Contribution Plans.  Each Participant’s Annual Additions under this Plan shall be aggregated with the Participant’s Annual Additions under any other Defined Contribution Plan for the purposes of applying the limitations of Sections 9.1 and 9.2.

9.6 Affiliated Company.  Notwithstanding any other provision of the Plan, for purposes of this Article IX the status of an Affiliated Company shall be determined in accordance with the special rules set forth in Code Section 415(h).

ARTICLE X

ADMINISTRATION

10.1 Named Fiduciary.  For purposes of ERISA Section 402(a), the named fiduciaries of this Plan shall be the Company.

10.2 ESOP Administrative Committee.

(a) This Plan shall be administered by an ESOP Administrative Committee (the “Committee”) consisting of two (2) or more individuals and be appointed by the Board of Directors. Members of the Committee shall be subject only to such residual supervision and control as may be required by law to be exercised by the Board of Directors, and shall have full discretionary authority to control and manage the operation and administration of the Plan pursuant to its terms, including, without limitation, discretionary authority more specifically set forth hereafter.  Each Committee member shall continue as such until he or she resigns in the manner hereafter provided or is removed by the Board of Directors and a successor is so designated (or, if he or she is an Employee, until the earlier termination of employment).  Any one or all of the members of the Committee may also serve as a Trustee of the Plan.

(b) When they deem such action appropriate to the most efficient administration of the Plan, the Committee members, upon their unanimous vote duly reflected in the minutes of the Committee and noticed to the Board of Directors within five (5) business days thereafter, may allocate their fiduciary responsibilities (other than trustee responsibilities, if any) between or among themselves and may designate other persons to carry out such aspects of the administration of the Plan (not involving trustee responsibilities) as they may specify.  As used herein the term “trustee responsibilities” shall have the meaning set forth in ERISA Section 405(c)(3).

(c) The Committee shall consult with the Board of Directors to ensure that all payments into the Plan are made strictly in accordance with the terms of the Plan, all applicable resolutions of the Board of Directors related to the funding of the Plan, and any minimum funding requirements imposed by law, and not less frequently than once with respect to each taxable year, but, in any event, not later than the date in which the Company files its federal income tax return for such taxable year.

(d) No provisions elsewhere in this Plan shall be deemed to restrict, otherwise than as expressly contemplated by this Section 10.2, the discretionary authority of the Committee to control and manage the operation and administration of the Plan or to carry out its duties as herein set forth.

10.3 Committee Procedure.  The Board of Directors shall designate a Chairman of the Committee from among its members, and, if such designation has not been made, the members of the Committee shall elect such Chairman from among their number.  The members of the Committee may also appoint a Secretary who need not be a member of the Committee.  The Committee shall hold meetings upon such notice, at such time and at such place as it may determine.  Notice of meeting shall not be required if waived in writing.  A majority of the members of the Committee at the time in office shall constitute a quorum for the transaction of business.  All resolutions or other actions taken by the Committee shall be by vote of a majority of those present at a meeting, or in writing by all of the members at the time in office, if they act without a meeting.

10.4 Notices.  All notices to be served upon the Committee pursuant to this Plan shall be deemed to have been served upon the Committee when delivered in writing to a member of the Committee in person or at the office of the Company or at such other place as may be designated by the Committee.  All Notice requirements described herein may be satisfied by the use of and transmission by electronic means, including an appropriate automated voice response system which the Committee shall approve for use, provided that the method of electronic delivery is available to substantially all Participants.

10.5 Authority.  The Committee shall have all discretionary authority necessary or appropriate to the administration or operation of the Plan, including, but not by way of limitation, the discretionary authority:

(a) to interpret the provisions of the Plan and to determine any questions arising under the Plan or in connection with the administration or operation hereof;

(b) to determine all questions affecting the eligibility of any person to be or become a Participant in the Plan;

(c) to determine the Years of Service of any Participant or the vested percentage of any Participant, to determine the Compensation of any Participant, and to compute the value of any Participant’s Account or any other sum payable under the Plan to any person;

(d) to establish rules and policies for the administration of the Plan, including rules and policies for determining the date of birth, Years of Service and other matters concerning Participants and Beneficiaries;

(e) to authorize and direct all disbursements of sums under and in accordance with the provisions of the Plan;

(f) to make or cause to be made valuations and appraisals of Plan assets and to engage appropriate experts for such purpose;

(g) to act upon claims brought by any Participant or Beneficiary;

(h) to perform any other duties contemplated by the Trust Agreement to be performed by the Committee;

(i) to direct the Trustee respecting investment of Plan assets; and

(j) to appoint one or more investment managers (within the meaning of ERISA Section 3(38)) to manage all or any part of the Plan assets other than Company Stock, and to retain the services of such other advisers, including legal counsel, as the Committee may deem appropriate.

10.6 Expenses and Fees.  All costs and expenses incurred in the administration of the Plan, including the Trustee’s and Committee’s expenses, shall be borne by the Plan unless the Company shall determine to pay such costs and expenses.  Brokerage fees, commissions, stock transfer taxes and other similar charges and expenses incurred in connection with transactions relating to the acquisition or disposition of Plan assets or distributions from the Plan shall be borne by the Plan.  The Company may, in its discretion, make a Plan contribution at any time for the purpose of defraying Plan expenses.  Such contribution shall be used to defray Plan expenses and shall not be allocated to the Accounts of Participants.

10.7 Resignation.  Any member of the Committee may resign at any time by giving written notice to the President of the Company.  No bond or other security shall be required of any member of the Committee except as provided by law.  No compensation shall be paid by the Plan to any member of the Committee for serving as such.

10.8 Liability of Committee.  The members of the Committee, and each of them, shall be free from all liability, joint or several, for their acts, omissions and conduct, and for the acts, omissions and conduct of their duly constituted counsel and agents, excepting, in each case, willful misconduct in the administration of this Trust and Plan, and the Company shall indemnify and save them, and each of them, harmless from the effects and consequences of their acts, omissions, and conduct in their official capacity, except to the extent that such effects and consequences shall result from their willful misconduct.  In no event may any legal or equitable action for benefits under the Plan be brought in a court of law or equity with respect to any claim for benefits more than one (1) year after the final denial (or deemed denial) of the claim.

10.9 Reliance on Information.  The Committee, the Trustee, the Company and its officers, directors, employees, subcommittees and delegates shall be free of any liability, except as expressly imposed by law, for the directions, actions or omissions of any agent, legal or other counsel, accountant or any other expert retained in connection with the administration of the Plan.  The Committee, the Trustee, the Company  and each Employer and their respective officers, directors, Employees and delegates shall be entitled to rely upon all certificates, reports and opinions furnished by such experts and shall be fully protected with respect to any action taken or suffered by them in good faith reliance upon any such certificates, reports and opinions; and all actions so taken or suffered shall be conclusive upon all persons having or claiming any interest in or under the Plan.

10.10 Voting and Other Rights of Company Stock.

(a) All voting rights of Company Stock held in the Trust Fund shall be exercised in accordance with the following provisions:

(i) Each Participant (which term shall include, for purposes of this Section 10.10, Beneficiaries and Alternate Payees having an interest in an Account or fund holding Company Stock) shall be given the opportunity to instruct the Trustee confidentially on a form prescribed and provided by the Company as to how to vote those shares (including fractional shares) of Company Stock allocated to his or her Account(s) under the Plan (directly or indirectly through an interest in a Company Stock fund) on the date immediately preceding the record date for the meeting of shareholders of the Company.  The Trustee shall not divulge to the Company the instructions of any Participant.  The Company may require verification of the Trustee’s compliance with such confidential voting instructions by an independent auditor elected by the Company.  The voting rights procedures set forth in this Section 10.10 shall be construed and implemented in accordance with the provisions of Code Section 409(e).

(ii) All Participants entitled to direct such voting shall be notified by the Committee (or the Company, pursuant to its normal communications with shareholders) of each occasion for the exercise of these voting rights within a reasonable time (but not less than the time period that may be required by any applicable state or federal law) before these rights are to be exercised.  The notification shall include all information distributed by the Company to other shareholders regarding the exercise of such rights.

(iii) Participants shall be entitled to direct the voting of fractional shares of Company Stock (or fractional rights to shares).  However, the Committee may, to the extent possible, direct the Trustee to vote the combined fractional shares (or fractional rights to shares) so as to reflect the aggregate direction of all Participants giving directions with respect to fractional shares (or fractional rights to shares).

(iv) Voting rights as to shares of Company Stock which have not been allocated shall be exercised by the Trustee in the same proportion as the number of shares of Company Stock for which the Trustee has received direction in such matter (e.g., to vote for, against or abstain from voting on a proposal, or to grant or withhold authority to vote for a director or directors). The Trustee shall have no discretion in such matter, except as may be required by applicable law.

(v) In the event that a Participant shall fail to direct the Trustee, in whole or in part, as to the exercise of voting rights arising under any Company Stock allocated to his or her Account, such voting rights shall be exercised by the Trustee in the same proportion as the number of shares of Company Stock for which the Trustee has received direction in such matter. The Trustee shall have no discretion in such matter, except as may be required by applicable law.

(vi) Neither the Committee nor the Trustee shall make any recommendation to any Participant regarding the exercise of the Participant’s voting rights or any other rights under the provisions of this Section 10.10, nor shall the Committee or Trustee make any recommendation as to whether any such rights should or should not be exercised by the Participant.

(b) All responses to tender and exchange for Company Stock offers shall be made in accordance with the following provisions:

(i) Each Participant shall be given the opportunity, to the extent that shares of Company Stock are allocated to his or her Account, to direct the Trustee in writing as to the manner in which to respond to a tender or exchange offer with respect to Company Stock, and the Trustee shall respond in accordance with the instructions so received.  The Trustee shall not divulge to the Company the instructions of any Participant. The Committee shall utilize its best efforts to timely distribute or cause to be distributed to each Participant such information as shall be distributed to shareholders of the Company in connection with any such tender or exchange offer, together with a form addressed to the Trustee requesting confidential instructions on whether or not such shares shall be tendered or exchanged.  If the Trustee shall not receive timely direction from a Participant as to the manner in which to respond to such a tender or exchange offer, the Trustee shall not tender or exchange any shares of Company Stock with respect to which such Participant has the right of direction, and the Trustee shall have no discretion in such matter, except as may be required by applicable law.

(ii) Unallocated shares of Company Stock and shares of Company Stock held by the Trustee pending allocation to Participants’ Accounts shall be tendered or exchanged (or not tendered or exchanged) by the Trustee in the same proportion as shares with respect to which Participants have been given the opportunity to direct the Trustee pursuant to Section 10.10(b)(i) above are tendered or exchanged, and the Trustee shall have no discretion in such matter, except as may be required by applicable law.

ARTICLE XI

APPLICATION FOR BENEFITS

11.1 Application for Benefits; Claims Procedure.  The Committee may require any person claiming benefits under the Plan to submit an application therefor, together with such documents and information as the Committee may require.  In the case of any person suffering from a disability which prevents the claimant from making personal application for benefits, the Committee may, in its discretion, permit another person acting on the claimant’s behalf to submit the application.

11.2 Action on Application.

(a) Within 90 days following receipt of an application and all necessary documents and information, the Committee’s authorized delegate reviewing the claim shall furnish the claimant with written notice of the decision rendered with respect to the application.

(b) In the case of a denial of the claimant’s application, the written notice shall set forth:

(i) The specific reasons for the denial, with reference to the Plan provisions upon which the denial is based;

(ii) A description of any additional information or material necessary for perfection of the application (together with an explanation why the material or information is necessary); and

                                                        (iii) An explanation of the Plan’s claim review procedure.

(c) A claimant who wishes to contest the denial of his application for benefits or to contest the amount of benefits payable to him or her shall follow the procedures for an appeal of benefits as set forth in Section 11.3 below, and shall exhaust such administrative procedures prior to seeking any other form of relief.

11.3 Appeals.

(a) A claimant who does not agree with the decision rendered with respect to his application may appeal the decision to the Committee.

(b) The appeal shall be made, in writing, within 60 days after the date of notice of the decision with respect to the application.

(c) If the application has neither been approved nor denied within the 90 day period provided in Section 11.2 above, then the appeal shall be made within 60 days after the expiration of the 90 day period.

(d) The claimant may request that his application be given full and fair review by the Committee.  The claimant may review all pertinent documents and submit issues and comments in writing in connection with the appeal.

(e) The decision of the Committee shall be made promptly, and not later than 60 days after the Committee’s receipt of a request for review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered as soon as possible, but not later than 120 days after receipt of a request for review.

(f) The decision on review shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant with specific reference to the pertinent Plan provisions upon which the decision is based.

ARTICLE XII

AMENDMENT OR MERGER OF THE PLAN

12.1 Right to Amend.  The Company by resolution of its Board of Directors shall have the right to amend the Plan and the Trust Agreement at any time and from time to time and in such manner and to such extent as it may deem advisable, subject to the following provisions:

(a) No amendment shall have the effect of reducing any Participant’s vested interest in the Trust Fund.

(b) No amendment changing any vesting schedule under this Plan shall cause the nonforfeitable percentage of a Participant’s Account (determined as of the later of the effective date of the amendment or the date that the amendment is adopted) to be less than the nonforfeitable percentage computed under the Plan without regard to the amendment. A Participant with at least three (3) Years of Service, measured from the Participant’s date of hire or date of reemployment, as applicable, may elect to have his or her nonforfeitable percentage computed without regard to such amendment.

(c) No amendment, except to the extent and under the circumstances permitted from time to time by the law governing the requirements applicable to qualified plans within the meaning of Code Section 401 (or any successor statute), shall have the effect of diverting any part of the Plan assets for any purpose other than the exclusive benefit of Participants or their Beneficiaries and defraying reasonable expenses of administering the Plan.

(d) No amendment shall have the effect of substantially increasing the duties, responsibilities or liabilities of the Trustee unless the Trustee’s written consent thereto shall first have been obtained.

(e) No amendment to this Plan shall decrease a Participant’s Accounts or eliminate an optional form of distribution except to the extent otherwise permitted by applicable statutes, regulations, or administrative pronouncements; provided, however, that an amendment may modify distribution options provided that such modification is established and implemented in a nondiscriminatory manner.

12.2 Merger and Consolidation.  Notwithstanding any other provision herein, the Plan shall not in whole or in part merge or consolidate with, or transfer its assets or liabilities to any other Plan unless each affected Participant in the Plan would (if the Plan then terminated) receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit the Participant would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then terminated).  When the Plan transfers assets and liabilities of a Participant it may, but need not, transfer all of a Participant’s Account.

12.3 Accounting for Assets Transferred from Other Plans.  In the event that assets are transferred to this Plan from another qualified plan in a plan-to-plan transfer, such assets will be accounted for separately to the extent required to preserve optional forms of benefits or other attributes of the transferor plan as may be required by law or as may be determined by the Committee to be desirable.

ARTICLE XIII

TERMINATION OF THE PLAN

13.1 Right to Terminate Plan.

(a) The Company has established or adopted this Plan with the intention and expectation that it shall be continued indefinitely and that the Company shall continue to make its contributions as herein provided.  However, continuance of the Plan is not assumed as a contractual obligation. Subject to the following provisions of this Section 13.1, the Company may terminate the Plan and the Trust Agreement at any time and for any reason by resolution of its Board of Directors.  The Company expressly disavows any contractual obligation, implied or otherwise, to continue this Plan.

(b) The Plan and Trust Agreement may terminate if the Company merges into any other corporation, if as a result of the merger the corporate entity of the Company ceases, and the Plan is terminated pursuant to the rules of this Section 13.1.

(c) Upon and after the effective date of the termination, the Company shall not make no further contributions under the Plan and no contributions need be made by the Company applicable to the Plan Year in which the termination occurs, except as may otherwise be required by law.

(d) The rights of all affected Participants to benefits accrued to the date of termination of the Plan, to the extent funded as of the date of termination, shall automatically become one hundred percent (100%) fully vested as of that date.

13.2 Discontinuance of Contributions.

(a) The Company by resolution of its Board of Directors may discontinue contributions to the Plan at any time and for any reason in the Board of Director’s sole discretion.  Upon and after the effective date of this discontinuance, the Company shall make no further Company contributions under the Plan and no Company contributions need be made by the Company with respect to the Plan Year in which the discontinuance occurs, except as may otherwise be required by law.

(b) The discontinuance of Company contributions on the part of the Company shall not terminate the Plan as to the funds and assets then held by the Trustee, or operate to accelerate any payments of distributions to or for the benefit of Participants, Beneficiaries or Alternate Payees, and the Trustee shall continue to administer the Trust Fund in accordance with the provisions of the Plan until all of the obligations under the Plan shall have been discharged and satisfied.

(c) However, if this discontinuance of Company contributions shall cause the Plan to lose its status as a qualified plan under Code Section 401(a), the Plan shall be terminated in accordance with the provisions of this Article XIII.

(d) On and after the effective date of a complete discontinuance of Company contributions, the rights of affected Participants to benefits accrued to that date, to the extent funded as of that date, shall automatically become one hundred percent (100%) vested as of that date.

13.3 Rights of Participants.  In the event of the termination of the Plan, for any cause whatsoever, all assets of the Plan, after payment of expenses, shall be used for the exclusive benefit of Participants and their Beneficiaries and no part thereof shall be returned to the Company, except as permitted by law.

13.4 Trustee’s Duties on Termination.

(a) Upon termination of the Plan, the Committee shall determine whether to continue the Trust, to distribute the assets of the Trust to Participants, Beneficiaries and Alternate Payees to transfer the assets in the Trust to another qualified plan maintained by the Company, or to take other action consistent with applicable law.

(b) If so directed by the Committee upon termination of this Plan, the Trustee shall proceed as soon as possible to reduce all of the assets of the Trust Fund to cash and/or common stock and other securities in such proportions as the Committee shall determine (after approval by the Internal Revenue Service, if necessary or desirable, with respect to any portion of the assets of the Trust Fund held in common stock or securities of the Company).  After first deducting the estimated expenses for liquidation and distribution chargeable to the Trust Fund, and after setting aside a reasonable reserve for expenses and liabilities (absolute or contingent) of the Trust, the Committee shall make the allocations required under Article VI, where applicable, with the same effect as though the date of completion of liquidation were an Anniversary Date.  Following these allocations, the Trustee shall promptly, after receipt of appropriate instructions from the Committee, distribute in accordance with such instructions to each former Participant, or Beneficiary or Alternate Payee, a benefit equal to the amount credited to his or her Accounts as of the date of completion of the liquidation.

(c) The Trustee and the Committee shall continue to function as such for such period of time as may be necessary for the winding up of this Plan and for the making of distributions in accordance with the provisions of this Plan.

13.5 Partial Termination.

(a) In the event of a partial termination of the Plan within the meaning of Code Section 411(d)(3), the interest of affected Participants in the Trust Fund, as of the date of the partial termination, shall become nonforfeitable as of that date.

(b) That portion of the assets of the Plan affected by the partial termination shall be used exclusively for the benefit of the affected Participants and their Beneficiaries.

(c) With respect to Plan assets and Participants affected by a partial termination, the Committee and the Trustee shall follow the same procedures and take the same actions prescribed in this Article XIII in the case of a total termination of the Plan.

13.6 Failure to Contribute.  The failure of the Company to contribute to the Trust in any year shall not in and of itself constitute a complete discontinuance of contributions to the Plan.

ARTICLE XIV

TOP-HEAVY PROVISIONS

14.1 Effect.  If the Plan is or becomes Top-Heavy in any Plan Year, the provisions of this Article XIV shall supersede any conflicting provisions in the Plan.

14.2 Top-Heavy Plan.  The Plan shall be Top-Heavy for any Plan Year if any of the following conditions exist:

(a) the Top-Heavy Ratio for the Plan exceeds sixty percent (60%) and the Plan is not part of any Required Aggregation Group or Permissive Aggregation Group of plans;

(b) the Plan is part of a Required Aggregation Group of plans, but not part of a Permissive Aggregation Group, and the Top-Heavy Ratio for the group of plans exceeds sixty percent (60%); or

(c) the Plan is a part of a Required Aggregation Group and part of a Permissive Aggregation Group of plans and the Top-Heavy Ratio for the Permissive Aggregation Group exceeds sixty percent (60%).

14.3 Top-Heavy Definitions.  For purposes of this Article XIV, the following terms shall have the following meanings:

(a) “Determination Date.”  With respect to any Plan Year, the Determination Date shall be (i) the last day of the preceding Plan Year, or (ii) in the case of the first Plan Year, the last day of such Plan Year;

(b) “Determination Period.”  The Plan Year containing the Determination Date and the four (4) preceding Plan Years;

(c) “Key Employee.”  Any Employee or former Employee (and the beneficiaries of such Employees) who, pursuant to the rules of Code Section 416(i) and the regulations thereunder, is or was:

(i) a 5% Owner of an Employer;

(ii) a one-percent (1%) owner of an Employer having annual Compensation from the Company of more than $150,000.  The term “one-percent owner” shall mean any person who would be described in the definition of 5% Owner if “one-percent” were substituted for “five-percent” each place it appears; or

(iii) an officer of an Employer having an annual Compensation greater than $130,000 (as adjusted under Code Section 416(i)(1).  For purpose of Code Section 416(i)(1)(A)(i), no more than fifty (50) employees (or, if lesser, the greater of three percent (3%) or ten percent (10%) of the Employees of an Employer) shall be treated as officers.

For the purpose of determining who is a Key Employee, annual Compensation means compensation within the meaning of Code Section 415(c)(3).  The determination of who is a Key Employee shall be made in accordance with Code Section 416(i)(1) and the applicable regulations and other guidance of general applicability issued thereunder.

(d) “Permissive Aggregation Group.”  The Required Aggregation Group of plans plus any other plan or plans of the Company that, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Code Sections 401(a)(4) and 410, and which are designated by the Company to constitute a Permissive Aggregation Group;

(e) “Required Aggregation Group.”  Required Aggregation Group shall mean:

(i) Each plan of the Company in which a Key Employee is a Participant or was a Participant at any time during the Determination Period (regardless of whether the Plan has terminated); and

(ii) Any other qualified plan of the Company that enables a plan described in Subsection 14.3(d) above to meet the requirements of Code Sections 401(a)(4) or 410.

(f) “Top-Heavy Ratio.”

(i) If the Company maintains one or more Defined Contribution Plans (including any simplified employee pension) and the Company has not maintained any defined benefit plan that during the five-year period ending on the Determination Date has or has had accrued benefits, the Top-Heavy Ratio for the Plan alone or for the Required Aggregation Group or Permissive Aggregation Group, as appropriate, is a fraction, the numerator of which is the sum of the account balances of Key Employees as of the Determination Date (including any part of any account balance distributed in the five-year period ending on the Determination Date), and the denominator of which is the sum of all account balances (including any part of any account balance distributed in the five-year period ending on the Determination Date), both computed in accordance with Code Section 416 and regulations thereunder.  The numerator and denominator of the Top-Heavy Ratio shall be adjusted to reflect any contributions not actually made as of the Determination Date, but which are to be taken into account on that date under Code Section 416 and regulations thereunder;

(ii) If the Company maintains one or more Defined Contribution Plans (including any simplified employee pension) and the Company maintains or has maintained one or more defined benefit plans that during the five-year period ending on the Determination Date has or has had any accrued benefits, the Top-Heavy Ratio for any Required or Permissive Aggregation Group, as appropriate, is a fraction, the numerator of which is the sum of the account balances under the aggregated Defined Contribution Plan or plans for all Key Employees determined in accordance with Subsection 14.3(c) above and the present value of accrued benefits under the aggregated defined benefit plan or plans for all Key Employees as of the Determination Date, and the denominator of which is the sum of the account balances under the aggregated Defined Contribution Plan or plans for all Participants determined in accordance with Subsections 14.3(c) and (d) above, and the present value of accrued benefits under the defined benefit plan or plans for all Participants as of the Determination Date, all determined in accordance with Code Section 416 and the regulations thereunder.  The accrued benefits under a defined benefit plan in both the numerator and denominator of the Top-Heavy Ratio shall be adjusted for any distribution of an accrued benefit made in the five-year period ending on the Determination Date.  Solely for the purpose of determining if the Plan, or any other plan included in a Required Aggregation Group is Top-Heavy (within the meaning of Code Section 416(g)), the accrued benefit of an Employee other than a Key Employee shall be determined under the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Company and any Affiliated Company or if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of Code Section 411(b)(1)(C);

(iii) For purposes of Subsections 14.3(f)(i) and (ii) above, the value of account balances and the present value of accrued benefits shall be determined as of the most recent Valuation Date that falls within or ends with the twelve-month period ending on the Determination Date, except as provided in Code Section 416 and regulations thereunder for the first and second Plan Years. The account balances and accrued benefits of a Participant who is not a Key Employee but who was a Key Employee in a prior year or who has not been credited with at least one Hour of Service with the Company or any Affiliated Company maintaining the Plan at any time during the five-year period ending on the Determination Date shall be disregarded. The calculation of the Top-Heavy Ratio, and the extent to which distributions, rollovers and transfers are taken into account, shall be made in accordance with Code Section 416 and regulations thereunder. Voluntary deductible contributions shall not be taken into account in computing the Top-Heavy Ratio. When aggregating plans, the value of account balances and accrued benefits shall be calculated with reference to the Determination Dates that fall within the same calendar year;

(iv) For purposes of establishing the present value in order to compute the Top-Heavy Ratio, any benefit shall be discounted only for mortality and interest based on the interest rate that would be used as of the date of distribution by the Pension Benefit Guaranty Corporation to determine the present value of a lump-sum distribution on plan termination; and

14.4 Distributions During the Year Ending on the Determination Date.  The present value of accrued benefits and the amounts of account balances of an Employee as of the Determination Date shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under Code Section 416(g)(2) during the 1-year period ending on the Determination Date.  The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Code Section 416(g)(2)(A)(i).

14.5 Employees Not Performing Services During the Year Ending on the Determination Date.  The accrued benefits and accounts of any individual who has not performed services for the Company during the 1-year period ending on the Determination Date shall not be taken into account.

14.6 Valuation Date.  The date as of which account balances or accrued benefits are valued for purposes of calculating the Top-Heavy Ratio.

14.7 Top-Heavy Minimum Contributions.

(a) If the Plan is Top-Heavy in any Plan Year, the contributions and forfeitures allocated to a Participant’s Account for such year for each “participant” (as defined for the purpose of providing mandatory minimum contributions under applicable regulations) who is not a Key Employee shall not be less than three percent (3%) of such participant’s Compensation and the aggregate contributions and forfeitures shall not exceed that percentage of each Participant’s Compensation which is equal to the highest percentage of Compensation at which contributions are made for the Plan Year for any Key Employee under the Plan or if the Plan is part of an aggregated group, under any Defined Contribution Plan in such group.

(b) Contributions attributable to a salary reduction or similar arrangement (including the 401(k) Plan) made by Employees other than Key Employees shall not be taken into account under this Section 14.7, while those made by Key Employees shall be taken into account.

(c) If an Employer maintains this Plan and one or more Defined Contribution Plans and if this Plan is a Top-Heavy Plan, the Employer will provide any required Top-Heavy minimum contributions under this Plan.

ARTICLE XV

MISCELLANEOUS

15.1 Annual Statement.  As soon as possible after each Anniversary Date each Participant shall receive a written statement showing:

(a) the balance in each of his or her Account(s) as of the preceding Anniversary Date;

(b) the amount of Company contributions (and forfeitures) allocated to his or her Account(s) for that Plan Year;

(c) the adjustments to his or her Accounts to reflect his or her share of dividends and the net income (or loss) of the Trust for that Plan Year; and

(d) the new balances in each of his or her Accounts, including the number of shares of Company Stock, as of that Anniversary Date.

15.2 Interim Statements.  At the Company’s sole discretion, the Company may provide Participants with written statements regarding the new balances in each of his or her Account(s), as of a date more recent than the most recent annual statement issued pursuant to Section 15.3; provided, however, that any such interim statements shall not be provided more frequently than on a quarterly basis.

15.3 No Right to Employment Hereunder.  The adoption and maintenance of this Plan shall not be deemed to constitute a contract of employment or otherwise between the Company and any Employee or Participant, or to be consideration for, or an inducement or condition of, any such employment.  Nothing contained herein shall be deemed to give to any person the right to be retained in the service of the Company or to interfere with the right of the Company to discharge, with or without cause, any Employee or Participant at any time.

15.4 Limitation on Company Liability.  Any benefits payable under this Plan shall be paid or provided for solely from the Trust fund and the Company does not assume any liability or responsibility therefor.  The Company’s obligations hereunder are limited solely to the making of contributions to the Trust Fund as provided for in this Plan.  The Company shall not be responsible for any decision, act or omission of the Trustee or the Committee, nor shall the Company be responsible for the application of any monies or other property paid or delivered to the Trustee.

15.5 Exclusive Benefit.  Except to the extent and under the circumstances permitted from time to time by the law governing the requirements applicable to qualified plans within the meaning of Code Section 401 (or any successor provision), none of the assets held by the Trustee under this Plan shall ever revert to the Company or otherwise be diverted to purposes other than the exclusive benefit of the Plan Participants or their Beneficiaries and defraying reasonable expenses of administering the Plan.  Notwithstanding the foregoing:

(a) Any contribution made by the Company by a mistake of fact may be returned to the Company within one (1) year after such contribution is made.

(b) If a contribution by the Company is conditioned on qualification of the Plan under Code Section 401, and the Plan does not qualify, then such contribution may be returned to the Company within one (1) year after the denial of qualification.

(c) If a contribution by the Company is conditioned upon its deductibility under Code Section 404, then, to the extent the deduction is disallowed, such contribution may be returned to the Company within one (1) year after the disallowance of the deduction.

15.6 No Alienation.  Subject to the exceptions set forth pursuant to Code Section 401(a)(13), no economic interest, expectancy, benefit, payment, claim or right of any Participant or Beneficiary hereunder shall be subject to any claims of any creditor of any Participant or Beneficiary nor to attachment, garnishment or other legal process initiated by, or to the lien of any bankruptcy trustee or receiver appointed for the estate of any such Participant or Beneficiary, nor shall any such Participant or Beneficiary have any right to alienate, commute, pledge, encumber or assign any such economic interest, expectancy, benefit, payment, claim or right, contingent or otherwise.  In the event any person attempts to take any action contrary to this Section 15.8, such action shall be null and void and of no effect, and each Company, the Committee, and the Trustee shall disregard such action and shall not in any manner be bound thereby and shall suffer no liability on account of their disregard thereof.

The preceding provisions of this Section 15.8 shall also apply to the creation, assignment, or recognition of a right to any benefit payable with respect to a Participant pursuant to a domestic relations order, unless such order is determined to be a qualified domestic relations order, as defined in Code Section 414(p).

15.7 Rights Pursuant to USERRA.  Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service shall be provided in accordance with Code Section 414(u).

15.8 Addresses.  Each Participant not actively employed by an Employer and each Beneficiary entitled to receive benefits under the Plan must file with the Committee, in writing, his or her current post office address.  Any communication, statement or notice addressed to such a person at his or her latest post office address as filed with the Committee will, on deposit in United States mail with postage prepaid, be binding upon such person for all purposes, and neither the Trustee nor the Committee nor the Company shall be obliged to search for or ascertain the whereabouts of any such person.

15.9 Data.  Each person entitled to benefits under the Plan must furnish to the Committee such documents, evidence, or information as the Committee considers necessary or desirable for the purpose of administering the Plan, or to protect the Company or the Trustee; and it shall be a condition of the Plan that each person must furnish such information promptly and sign such documents before any benefits become payable under the Plan.

15.10 Headings.  Article and Section headings are for convenient reference only and shall not be a part of the substance of this instrument or in any way enlarge or limit the contents of any Article.

15.11 Governing Law.  This Plan and Trust shall be construed, administered and governed in all respects under the applicable federal law and, to the extent that federal law is inapplicable, in accordance with the laws of the State of California.  All contributions made hereunder shall be deemed to have been made in the State of California.

IN WITNESS WHEREOF, PLX Technology, Inc. has caused this instrument to be executed on this 29th day of May, 2009 by the undersigned officer duly authorized thereunto.

PLX TECHNOLOGY, INC.,
a Delaware corporation

By:	/s/ Arthur O. Whipple
Chief Financial Officer